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As filed with the Securities and Exchange Commission on December 23, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-4
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Care Capital Properties, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6798 (Primary Standard Industrial Classification Code Number)	61-1761471 (IRS Employer Identification Number)

For co-registrants, please see "Table of Co-Registrants" beginning on the following page.

191 North Wacker Drive, Suite 1200
Chicago, Illinois 60606
(312) 881-4700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kristen M. Benson
Executive Vice President, General Counsel and Corporate Secretary
Care Capital Properties, Inc.
191 North Wacker Drive, Suite 1200
Chicago, Illinois 60606
(312) 881-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
J. Gerard Cummins, Esq.
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5300

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of class of securities to be registered	Amount to be registered	Proposed maximum offering price per note	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

5.125% Senior Notes due 2026	$500,000,000	100%	$500,000,000	$57,950.00

Guarantees of 5.125% Senior Notes due 2026(2)	N/A	N/A	N/A	(3)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act").

(2)
The Co-Registrants listed below have guaranteed the notes being registered hereby.

(3)
Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.

          The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Care Capital Properties, Inc.	Delaware	37-1781195
Care Capital Properties GP, LLC	Delaware	47-3919190

(1)
The address and agent for service of process for the additional Co-Registrants are the same as for Care Capital Properties, LP.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2016

Prospectus

Care Capital Properties, LP

OFFER TO EXCHANGE

$500,000,000 aggregate principal amount of its 5.125% Senior Notes due 2026 that have been registered under the Securities Act of 1933
for any and all of its outstanding
5.125% Senior Notes due 2026

         This exchange offer will expire at 5:00 p.m., New York City time, on                        , 2017, unless extended.

         On July 14, 2016, Care Capital Properties, LP (the "Operating Partnership") issued $500 million in aggregate principal amount of unregistered 5.125% Senior Notes due 2026 (which we refer to as the "Old Notes"). We issued the Old Notes in a transaction not requiring registration under the Securities Act of 1933, as amended (the "Securities Act"), and as a result, their transfer is restricted. We are conducting the exchange offer in order to provide you with an opportunity to exchange your Old Notes for freely tradable 5.125% Senior Notes due 2026 (which we refer to as the "New Notes") that have been registered under the Securities Act.

         Terms of the Exchange Offer:

  •
  We will exchange New Notes for all outstanding Old Notes that are validly tendered and not validly withdrawn prior to the expiration or termination of the exchange offer.

  •
  You may withdraw tenders of Old Notes at any time prior to the expiration or termination of the exchange offer.

  •
  The exchange of Old Notes for New Notes will not be a taxable transaction for U.S. federal income tax purposes. You should see the discussion under "Certain United States Federal Income Tax Considerations" for more information.

  •
  We will not receive any proceeds from the exchange offer.

         Terms of the New Notes:

  •
  The terms of the New Notes are substantially identical to those of the outstanding Old Notes, except that the New Notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Old Notes do not apply to the New Notes. The New Notes will also have a separate CUSIP number from that of the Old Notes.

  •
  The New Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Care Capital Properties, Inc. ("CCP") and Care Capital Properties GP, LLC (the "General Partner").

  •
  The New Notes and the guarantees will be the respective senior unsecured obligations of the Operating Partnership and the guarantors, will rank equally in right of payment with all of the Operating Partnership's and the guarantors' existing and future senior unsecured indebtedness, will rank senior in right of payment to all of the Operating Partnership's and the guarantors' future unsecured subordinated indebtedness, will be effectively subordinated in right of payment to all of the Operating Partnership's and the guarantors' respective future secured indebtedness to the extent of the value of the collateral securing such secured indebtedness, and will be structurally subordinated to the indebtedness and other liabilities, including any preferred stock, of the Operating Partnership's subsidiaries.

  •
  We do not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on any automated dealer quotation system, and, therefore, we cannot assure you that any active or liquid market will develop for the New Notes.

         Exchanging your outstanding Old Notes for New Notes involves risks. See the risk factors described under, and incorporated by reference into, "Risk Factors" beginning on page 12 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2017.

ABOUT THIS PROSPECTUS

        You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in or incorporated by reference in this prospectus. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell, nor are we soliciting an offer to buy, New Notes in any jurisdiction where such an offer or sale is not permitted. The information contained in this prospectus or any document incorporated by reference is accurate only as of the date of this prospectus or as of the date of such document, regardless of the time of delivery of this prospectus or of any of the New Notes. You should not assume that the information contained in this prospectus or incorporated by reference herein is accurate as of any other date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Care Capital Properties, Inc., 191 North Wacker Drive, Suite 1200, Chicago, Illinois 60606, Attention: Investor Relations, telephone (312) 881-4700. In order to ensure timely delivery of the information, any request should be made no later than five (5) business days before the expiration date of the exchange offer.

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date (as defined herein) and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        No federal, state or foreign securities authority has recommended the Old Notes or the New Notes, nor has any of them determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

i

        We are not providing you with any legal, business, tax or other advice in this prospectus. You should consult with your own advisors as needed to assist you in making your investment decision and to advise you whether you are legally permitted to exchange your outstanding Old Notes for New Notes in this exchange offer.

EXPLANATORY NOTE

        CCP, as limited partner, owns a 99% interest in the Operating Partnership, and the General Partner owns a 1% interest in the Operating Partnership. CCP is the sole member of the General Partner and, as a result, the Operating Partnership is indirectly 100% owned by CCP. CCP consolidates the General Partner and the Operating Partnership and the Operating Partnership's consolidated subsidiaries for financial reporting purposes and has no direct subsidiaries other than the General Partner and the Operating Partnership. CCP's assets and liabilities consist entirely of its investments in the General Partner and the Operating Partnership, and CCP's operations are conducted entirely through the Operating Partnership. Therefore, the assets and liabilities of CCP and the Operating Partnership are the same on their respective financial statements.

        Unless the context requires otherwise, references in this prospectus to "we," "our," "us," "our company" and "the Company" refer to CCP, together with its consolidated subsidiaries. References in this prospectus to our historical assets, liabilities, businesses and activities are generally intended to refer to the historical assets, liabilities, businesses and activities of our post-acute/skilled nursing facility ("SNF") portfolio operated by regional and local care providers as that business was conducted as part of Ventas, Inc. ("Ventas") and its subsidiaries prior to our separation from Ventas.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference herein, includes forward-looking statements within the meaning of Section 27A of the Securities Act, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding our or our tenants' or borrowers' expected future financial condition or performance, dividends or dividend plans, business strategies, acquisitions or other investment opportunities, dispositions, continued qualification as a real estate investment trust ("REIT"), and plans and objectives of management for future operations, and statements that include words such as "believe," "expect," "anticipate," "intend," "may," "could," "should," "will," and other similar expressions, are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ materially from our expectations. Except as required by law, we do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

        Factors that could cause our actual future results and trends to differ materially from those anticipated are discussed under the heading "Risk Factors" herein and elsewhere in our filings with the Securities and Exchange Commission ("SEC") that are incorporated by reference herein. These factors include, without limitation:

  •
  the ability and willingness of our tenants, borrowers and other counterparties to satisfy their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

  •
  the ability of our tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including obligations under their existing credit facilities and other indebtedness;

ii

  •
  our success in executing our business strategy and our ability to identify, underwrite, finance, consummate and integrate suitable acquisitions and investments;

  •
  macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates;

  •
  the nature and extent of competition in the markets in which our properties are located;

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  the impact of pending and future healthcare reform and regulations, including cost containment measures, quality initiatives and changes in reimbursement methodologies, policies, procedures and rates;

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  increases in our borrowing costs as a result of changes in interest rates and other factors;

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  the ability of our tenants to operate our properties in compliance with applicable laws, rules and regulations (and the cost of such compliance), to deliver high-quality services, to hire and retain qualified personnel, to attract residents and patients, and to participate in government or managed care reimbursement programs;

  •
  changes in general economic conditions or economic conditions in the markets in which we may, from time to time, compete for investments, capital and talent, and the effect of those changes on our earnings and financing sources;

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  our ability to pay down, refinance, restructure or extend indebtedness as it becomes due;

  •
  our ability and willingness to maintain our qualification as a REIT in light of economic, market, legal, tax and other considerations;

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  final determination of our taxable net income for the current and future years;

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  the ability and willingness of our tenants to renew their leases with us upon expiration of the leases, our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant, and obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant;

  •
  year-over-year changes in the Consumer Price Index ("CPI") and the effect of those changes on the rent escalators contained in our leases and on our earnings;

  •
  our ability and the ability of our tenants and borrowers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

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  the impact of increased operating costs and uninsured professional liability claims on our and our tenants' and borrowers' liquidity, financial condition and results of operations and our ability and the ability of our tenants and borrowers to accurately estimate the magnitude of those costs and claims;

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  consolidation in the healthcare industry resulting in a change of control of, or a competitor's investment in, one or more of our tenants or borrowers or significant changes in the senior management of any of our tenants or borrowers;

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  the impact of litigation or any financial, accounting, legal or regulatory issues, including government investigations, enforcement proceedings and punitive settlements, that may affect us or our tenants or borrowers; and

  •
  changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on our earnings.

Many of these factors are beyond our control and the control of our management.

iii

 SUMMARY

        This summary highlights selected information appearing or incorporated by reference in this prospectus and may not contain all of the information that is important to you. This prospectus includes information about the exchange offer, as well as information regarding our business and detailed financial data. You should read this prospectus and the information incorporated by reference in this prospectus in their entirety, including "Risk Factors" and the financial statements and related notes included herein and incorporated by reference, before deciding to participate in the exchange offer.

Company Overview

        We are a self-administered, self-managed REIT with a diversified portfolio of SNFs and other healthcare assets operated by private regional and local care providers. We generate our revenues primarily by leasing our properties to unaffiliated tenants under long-term triple-net leases, pursuant to which the tenants are obligated to pay all property-related expenses, including maintenance, utilities, repairs, taxes, insurance and capital expenditures. In addition, we originate and manage a small portfolio of secured and unsecured loans, made primarily to our SNF operators and other post-acute care providers.

        As of September 30, 2016, our portfolio consisted of 340 properties operated by 38 private regional and local care providers, spread across 36 states, and containing a total of approximately 38,000 beds/units. We conduct all of our operations through the Operating Partnership and its subsidiaries.

        Our company was originally formed in April 2015 to hold the post-acute/SNF portfolio of Ventas and its subsidiaries operated by regional and local care providers (the "CCP Business"). Effective as of 11:59 p.m. on August 17, 2015, Ventas completed its spin-off of the CCP Business by distributing one share of our common stock for every four shares of Ventas common stock held as of the close of business on August 10, 2015 (the "separation"). As a result, we began operating as an independent public company and our common stock commenced trading on the New York Stock Exchange ("NYSE") under the symbol "CCP" as of August 18, 2015.

        In connection with the spin-off, we entered into a separation and distribution agreement, as well as a transition services agreement, a tax matters agreement and an employee matters agreement, with Ventas. Under the transition services agreement, Ventas provided us with various accounting, tax and information technology services on a transitional basis through August 31, 2016, in exchange for a fee of $2.5 million, paid in four quarterly installments.

Corporate Information

        CCP was incorporated in Delaware on April 2, 2015 and the Operating Partnership and the General Partner were formed in Delaware on April 2, 2015. Our principal executive offices are located at 191 North Wacker Drive, Suite 1200, Chicago, Illinois 60606. Our telephone number is (312) 881-4700. We also maintain an internet site at www.carecapitalproperties.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

The Exchange Offer

        The following is a brief summary of the terms of this exchange offer. It does not contain all of the information that you need to consider in making your decision regarding whether to exchange your Old Notes for New Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section of this prospectus entitled "The Exchange Offer" contains a more detailed description of the terms and conditions of this exchange offer. To understand all of the terms of this exchange offer and the New Notes, you should carefully read this prospectus as well as the documents incorporated by reference that are described under "Incorporation of Certain Documents by Reference."

Background	On July 14, 2016, we completed the offering and sale of $500,000,000 aggregate principal amount of 5.125% Senior Notes due 2026 in reliance on the exemptions from registration provided by Rule 144A and Regulation S under the Securities Act. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the Old Notes in which we agreed, among other things, to complete this exchange offer.
Old Notes

$500,000,000 aggregate principal amount of unregistered 5.125% Senior Notes due 2026, which were issued on July 14, 2016. The Old Notes were issued under the Indenture, dated as of July 14, 2016, among the Operating Partnership, CCP, the General Partner and Regions Bank, as trustee (the "indenture"). The Old Notes and the New Notes are herein collectively referred to as "Notes" under the indenture.

New Notes

$500,000,000 aggregate principal amount of 5.125% Senior Notes due 2026, the issuance of which has been registered under the Securities Act. The form and terms of the New Notes are substantially identical to those of the Old Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the Old Notes do not apply to the New Notes. The New Notes will also have a separate CUSIP number from that of the Old Notes.

Exchange Offer

We are offering to issue up to $500,000,000 aggregate principal amount of New Notes in exchange for a like principal amount of the Old Notes to satisfy our obligations under the registration rights agreement that was executed when the Old Notes were issued. You may tender your Old Notes for exchange by following the procedures described below and in the section entitled "The Exchange Offer" in this prospectus.

Expiration Date; Tenders

The exchange offer will expire at 5:00 p.m., New York City time, on                  , 2017 (which is 20 business days following the date of this prospectus), unless extended in our sole and absolute discretion. By tendering your Old Notes, you represent to us that:

• you are not our "affiliate," as defined in Rule 405 under the Securities Act;

• any New Notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•

at the time of commencement of the exchange offer, neither you nor anyone receiving New Notes from you has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes in violation of the Securities Act; and

•

if you are a broker-dealer that will receive the New Notes for your own account in exchange for Old Notes that were acquired by you as a result of your market-making or other trading activities, you will deliver a prospectus in connection with any resale of the New Notes you receive. For further information regarding resales of the New Notes by participating broker-dealers, see the discussion under "Plan of Distribution."

Withdrawal; Non-Acceptance

You may withdraw any Old Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on                  , 2017. If we decide for any reason not to accept any Old Notes tendered for exchange, the Old Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the Old Notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC"), any withdrawn or unaccepted Old Notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered Old Notes, see "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes" and "The Exchange Offer—Withdrawal Rights."

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, which we may waive. See the discussion below under "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Procedures for Tendering the Old Notes

If you wish to tender your Old Notes for New Notes pursuant to the exchange offer, you must transmit to Regions Bank, as the exchange agent for the exchange offer, on or before the expiration date, either:

•

a properly completed and duly executed letter of transmittal, which accompanies this prospectus, with any required signature guarantees, together with the certificates for your Old Notes, in proper form for transfer, and any other required documentation, to the exchange agent at its address listed in this prospectus and on the front cover of the letter of transmittal; or

•

a computer generated message transmitted through DTC's Automated Tender Offer Program ("ATOP") system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

Special Procedures for Beneficial Owners

If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the exchange offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

Material Federal Income Tax Considerations

The exchange of the Old Notes for New Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See the discussion under "Certain United States Federal Income Tax Considerations" for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.
Exchange Agent	Regions Bank is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under "The Exchange Offer—Exchange Agent."
Resales

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the New Notes if:

• you are our "affiliate," as defined in Rule 405 under the Securities Act;
• you are not acquiring the New Notes in the exchange offer in the ordinary course of your business;
• you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes you will receive in the exchange offer; or

•

you are a participating broker-dealer that received New Notes for its own account in the exchange offer in exchange for Old Notes that were acquired as a result of market-making or other trading activities.

If you fall within one of the exceptions listed above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the New Notes. See the discussion below under "The Exchange Offer—Procedures for Tendering Old Notes" for more information.

Broker-Dealer

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of New Notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes which were acquired by such broker-dealer as a result of market making activities or other trading activities. We have agreed that for a period of up to 180 days after the expiration date, as defined in this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" for more information.

Registration Rights Agreement

When we issued the Old Notes, we entered into a registration rights agreement with the representatives of the initial purchasers obligating us to file with the SEC an exchange offer registration statement or, under specified circumstances, a shelf registration statement with respect to Old Notes. We are obligated to consummate an exchange offer with respect to the Old Notes on or prior to the date that is 270 days after the issue date. If we fail to satisfy these obligations, we have agreed to pay additional interest to holders of the Old Notes in specified circumstances. See "The Exchange Offer—Registration Rights Agreement."

A copy of the registration rights agreement is incorporated by reference herein as an exhibit to the registration statement of which this prospectus forms a part and is available from us upon request (see "Where You Can Find More Information").

Consequences of Not Exchanging Old Notes

        If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your Old Notes. In general, you may offer or sell your Old Notes only:

  •
  if they are registered under the Securities Act and applicable state securities laws;

  •
  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  •
  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently intend to register the Old Notes under the Securities Act. Under some circumstances, however, holders of the Old Notes may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

 The New Notes

        The following is a brief summary of the terms of the New Notes. It does not contain all of the information that you need to consider in making your investment decision. The terms of the New Notes and those of the outstanding Old Notes are substantially identical, except that the transfer restrictions and rights under the registration rights agreement, including the right to earn additional interest under circumstances relating to our registration obligations, do not apply to the New Notes. To understand all of the terms of the New Notes, you should carefully read this prospectus, as well as the documents incorporated by reference that are described under "Incorporation of Certain Documents by Reference."

Issuer	Care Capital Properties, LP.
Notes Offered	$500,000,000 aggregate principal amount of 5.125% Senior Notes due 2026.
Issue Date	The New Notes will be issued on , 2017.
Maturity Date	The New Notes will mature on August 15, 2026, unless redeemed at the Operating Partnership's option prior to such date.
Interest Rate	5.125% per annum.
Interest Payment Dates

Interest on the New Notes will be payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing on February 15, 2017, and will be deemed to have accrued from July 14, 2016.

Guarantees

The New Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by CCP and the General Partner. The guarantors have no assets other than their investment in the Operating Partnership and, in the case of CCP, the General Partner.

Ranking	The New Notes and the guarantees will be the Operating Partnership's and the guarantors' respective senior unsecured obligations and:

•

will rank equally in right of payment with all of the Operating Partnership's and the guarantors' existing and future senior unsecured indebtedness, including under the Facility (as defined in "Description of Certain Other Indebtedness");

• will rank senior in right of payment to all of the Operating Partnership's and the guarantors' future unsecured subordinated indebtedness;

•

will be effectively subordinated in right of payment to all of the Operating Partnership's and the guarantors' respective future secured indebtedness to the extent of the value of the collateral securing such secured indebtedness; and

• will be structurally subordinated to the indebtedness and other liabilities, including any preferred stock, of the Operating Partnership's subsidiaries.

As of September 30, 2016, we had approximately $1.5 billion of indebtedness outstanding (of which $135 million was secured indebtedness of the Operating Partnership's subsidiaries).
Optional Redemption

The Operating Partnership may, at its option, redeem the New Notes at any time in whole or from time to time in part prior to their stated maturity. The redemption price for New Notes that are redeemed before May 15, 2026 will be equal to (i) 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption, plus (ii) a make-whole premium. The redemption price for New Notes that are redeemed on or after May 15, 2026 will be equal to 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption, and will not include a make-whole premium. See "Description of New Notes—Redemption of the Notes at Our Option."

Certain Covenants	The indenture governing the New Notes contains certain covenants that, among other things, limit our ability to:
• consummate a merger, consolidate or sell all or substantially all of our consolidated assets; and
• incur secured and unsecured indebtedness.

In addition, we are required to maintain at all times consolidated unencumbered total asset value in an amount not less than 150% of the aggregate outstanding principal amount of our consolidated unsecured debt.

These covenants are subject to a number of important exceptions and qualifications. See "Description of New Notes—Certain Covenants."
Additional Notes

We may from time to time, without notice to or consent of existing noteholders, create and issue additional notes having the same terms and conditions as the New Notes in all respects, except for the issue date and, under certain circumstances, the issue price, interest accrued prior to the issue date and first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding New Notes, provided, however, that such additional notes may not be fungible with the previously outstanding notes for U.S. federal income tax purposes, in which case the additional notes would have a different CUSIP number than the New Notes.

Trading

We do not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on any automated dealer quotation system, and, therefore, we cannot assure you that any active or liquid market will develop for the New Notes.

Book-Entry Form

The New Notes will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in the global certificate representing the New Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated New Notes, except in limited circumstances. See "Description of New Notes—Book-Entry, Delivery and Form."

Risk Factors	You should refer to the section titled "Risk Factors" beginning on page 12 of this prospectus for a description of some of the risks you should consider before investing in the New Notes.
Trustee and Paying Agent	Regions Bank is the trustee and paying agent under the indenture relating to the New Notes.
Governing Law	The indenture is, and the New Notes and the guarantees of the New Notes will be, governed by the laws of the State of New York.

 Summary Financial Data

        The following tables set forth our summary historical combined consolidated financial data, some of which was carved out from the financial information of Ventas, as described below. Prior to the separation, we did not conduct any business operations other than those incidental to our formation and in connection with the transactions related to the separation and distribution. The summary historical combined consolidated financial data set forth below as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 has been derived from our audited combined consolidated financial statements, which are incorporated by reference in this prospectus. The summary historical combined consolidated balance sheet data set forth below as of December 31, 2013 has been derived from our audited combined consolidated balance sheet, which is not incorporated by reference in this prospectus. The summary historical combined consolidated financial data set forth below as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 has been derived from our unaudited combined consolidated financial statements, which are incorporated by reference in this prospectus.

        Our combined consolidated financial statements for periods prior to the separation were carved out from the financial information of Ventas at a carrying value reflective of historical cost in Ventas's records. Accordingly, the historical combined consolidated financial information presented may not be indicative of the results of operations, financial position or cash flows that would have been obtained if we had been an independent, standalone entity during the full periods shown.

        The summary financial data set forth below does not indicate results expected for any future periods. The summary financial data is qualified in its entirety by, and should be read in conjunction with, our combined consolidated financial statements and accompanying notes thereto incorporated by reference in this prospectus, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in this prospectus, as acquisitions, dispositions, changes in accounting policies and other items may impact the comparability of the financial data.

        The following summary financial data is of CCP. CCP has no operations or assets other than those it has through the Operating Partnership, which is wholly owned by CCP, and the Operating Partnership's subsidiaries.

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2016	2015	2015	2014	2013
	(in thousands, except per share amounts)
Operating Data
Rental income, net	$246,095	$237,100	$321,785	$291,962	$287,794
General, administrative and professional fees	26,317	21,499	29,222	22,412	22,552
Total expenses	173,672	128,934	184,280	137,523	117,107
Net income attributable to CCP	85,927	111,370	143,166	157,595	174,290
Net income attributable to CCP per common share(1)
Basic	$1.03	$1.33	$1.71	$1.89	$2.09
Diluted	$1.03	$1.33	$1.71	$1.88	$2.08
Dividends declared per common share	$1.71	$0.57	$1.14	—	—
Other Data
Net cash provided by operating activities	$188,915	$206,041	$267,174	$255,082	$249,727
Net cash provided by (used in) investing activities	55,599	(498,506)	(507,111)	(28,977)	(4,505)
Net cash provided by (used in) financing activities	(239,032)	300,485	254,508	(225,848)	(249,800)

		As of December 31,
	As of September 30, 2016
		2015	2014	2013
	(in thousands)
Balance Sheet Data
Real estate investments, at cost	$3,155,538	$3,406,965	$2,793,819	$2,780,878
Cash	22,477	16,995	2,424	2,167
Total assets	2,799,161	2,954,969	2,331,750	2,405,764
Total liabilities	1,643,600	1,739,122	208,671	214,464
Total equity	1,155,561	1,215,847	2,123,079	2,191,300

(1)
Basic and diluted earnings per share for the periods prior to our separation from Ventas were retroactively restated for the number of basic and diluted shares outstanding immediately following the separation.

RISK FACTORS

        Exchanging your Old Notes for New Notes involves risks. You should consider the following risks in addition to information set forth elsewhere or incorporated by reference in this prospectus, including the information set forth under the heading "Risk Factors" in our Annual Report on Form 10-K and in our other filings with the SEC, before making your investment decision. If any of the matters highlighted by the risks discussed in this prospectus or the documents incorporated by reference herein occur, a material adverse effect on our business, financial condition, results of operations or liquidity and our ability to service our indebtedness, including the New Notes, and other obligations and to make distributions to stockholders, as required for us to continue to qualify as a REIT (a "Material Adverse Effect") could occur, and you could lose all or a part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled "Special Note Regarding Forward-Looking Statements."

Risks Related to the Exchange Offer

         You must follow the exchange offer procedures carefully in order to receive the New Notes.

        If you do not follow the procedures described herein, you will not receive any New Notes. The New Notes will be issued to you in exchange for Old Notes only if you properly tender the Old Notes to the exchange agent prior to the expiration of the exchange offer. If you want to tender your Old Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. No one is under any obligation to give you notification of defects or irregularities with respect to tenders of Old Notes for exchange. If you are the beneficial holder of Old Notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Old Notes in the exchange offer, you should promptly contact the person through whom your Old Notes are held and instruct that person to tender on your behalf. For additional information, see "The Exchange Offer."

         There are state securities law restrictions on the resale of the New Notes.

        In order to comply with the securities laws of certain jurisdictions, the New Notes may not be offered or resold by any holder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. We currently do not intend to register or qualify the resale of the New Notes in any such jurisdictions. However, generally an exemption is available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws also may be available.

         Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the New Notes.

        Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the New Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," certain holders of New Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the New Notes. If such a holder transfers any New Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

         If you choose not to exchange your Old Notes in the exchange offer, the transfer restrictions currently applicable to your Old Notes will remain in force, and the market price of your Old Notes could decline.

        If you do not exchange your Old Notes for New Notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the Old Notes as set forth in the offering memorandum distributed in connection with the offering of the Old Notes. In general, the Old Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. We do not intend to register resales of the Old Notes under the Securities Act. You should refer to "Summary—The Exchange Offer" and "The Exchange Offer" for information about how to tender your Old Notes.

        The tender of Old Notes under the exchange offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to reduction in liquidity.

Risks Related to the New Notes and Our Other Indebtedness

         Our indebtedness could adversely affect our financial condition and ability to fulfill our obligations under the New Notes and otherwise adversely impact our business and growth prospects.

        As of September 30, 2016, we had approximately $1.5 billion of indebtedness outstanding (of which $135 million was secured indebtedness of the Operating Partnership's subsidiaries). In addition, as of September 30, 2016, we had $550 million of unused borrowing capacity available under the Revolver (as defined in "Description of Certain other Indebtedness").

        Our indebtedness could have significant adverse consequences for holders of the New Notes, including the following:

  •
  our cash flow may be insufficient to meet our required principal and interest payments with respect to the New Notes and our other indebtedness;

  •
  we could be more vulnerable to adverse economic and industry conditions and limited in our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  we may be unable to borrow additional funds as needed or on favorable terms;

  •
  we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

  •
  an increase in interest rates could increase our interest expense with respect to our variable rate indebtedness;

  •
  we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms, in order to meet our debt obligations;

  •
  in the event of a decline in the value of our assets, our ability to fully satisfy our obligations under the New Notes may be reduced;

  •
  if we violate restrictive covenants in the agreements governing our indebtedness, the lenders may be entitled to accelerate our debt obligations; and

  •
  as a result of cross-default provisions contained in the agreements governing our existing indebtedness, our default under indebtedness representing a small percentage of our total consolidated indebtedness could result in defaults under all of our indebtedness.

         Despite our indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our ability to pay the principal of or interest on the New Notes.

        Although the indenture and other agreements governing our existing indebtedness limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. In addition, the indenture does not prevent us from incurring obligations that do not constitute debt (as defined in the indenture). To the extent that we incur additional indebtedness or other such obligations, the risks associated with our indebtedness described above, including our possible inability to service our debt obligations, would increase. In addition, if any of our indebtedness were to be accelerated, it could have a Material Adverse Effect.

         We may be unable to generate sufficient cash flow to service our indebtedness, including the New Notes.

        Our ability to make scheduled payments on and to refinance our indebtedness, including the New Notes, depends on and is subject to our future financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the banking and capital markets. Our business may fail to generate sufficient cash flow from operations or future borrowings may be unavailable to us under our Revolver or from other sources in an amount sufficient to enable us to make payments on our debt, including the New Notes, to refinance our debt or to fund our other liquidity needs, including making distributions to maintain our REIT status. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, which we may not be able to do on commercially reasonable terms or at all. In particular, our Revolver and Term Loans (as defined in "Description of Certain Other Indebtedness") will mature prior to the maturity of the New Notes. If we were unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as asset sales, equity issuances and/or negotiations with our lenders to restructure the applicable debt. The agreements governing our existing indebtedness restrict, and market or business conditions may limit, our ability to take some or all of these actions. Any restructuring or refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

         Covenants in our debt agreements may limit our operational flexibility, and a covenant breach or default could have a Material Adverse Effect.

        The indenture and other agreements governing our existing indebtedness contain financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, such as consummating a merger or consolidation, selling all or substantially all of our assets and incurring additional secured and unsecured indebtedness. In addition, the indenture requires us to maintain at all times consolidated unencumbered total asset value in an amount not less than 150% of the aggregate outstanding principal amount of our consolidated unsecured debt, and the agreements governing our other indebtedness require us to maintain specified financial ratios and comply with several restrictive covenants. While these restrictions generally serve to protect lenders and holders of the New Notes, they may also limit our ability to execute our business strategy. Moreover, if operating results fall below current levels, we may be unable to maintain these ratios or comply with the covenants. If that occurs, our lenders could accelerate our indebtedness, in which case we may not be able to repay all of our indebtedness, and your New Notes may not be repaid fully, or at all.

         The New Notes and the guarantees will be unsecured and will be effectively subordinated to our secured indebtedness to the extent of the value of the collateral securing such indebtedness.

        The New Notes and the guarantees will be the Operating Partnership's and the guarantors' respective unsecured obligations. The New Notes and the guarantees will be effectively subordinated to all of the Operating Partnership's and the guarantors' existing and future secured debt, if any, to the extent of the value of the assets securing such obligations. Although we currently have no secured debt, because the New Notes will be unsecured obligations, your right of repayment may be compromised in the following situations:

  •
  we enter into bankruptcy, liquidation, reorganization or other winding-up at any time when we have secured debt;

  •
  there is a default in payment under any secured debt that we incur; or

  •
  there is an acceleration of any secured debt that we incur.

        If any of these events occurs, the secured lenders could foreclose on our assets in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indenture at such time. As a result, upon the occurrence of any of these events, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims. You may therefore not be fully repaid if the Operating Partnership or the guarantors become insolvent or otherwise fail to make payment on the New Notes.

         The New Notes will be structurally subordinated to all liabilities of the Operating Partnership's subsidiaries, and the Operating Partnership's subsidiaries have no obligation to supply it with any funds.

        The New Notes will be structurally subordinated to the indebtedness and other liabilities, including any preferred stock, of the Operating Partnership's subsidiaries. As of September 30, 2016, the Operating Partnership's subsidiaries had $135 million of secured indebtedness outstanding and no preferred stock. These subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the New Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that the Operating Partnership has to receive any assets of any of the subsidiaries upon the bankruptcy, liquidation or reorganization of the subsidiaries, and the consequent rights of holders of New Notes to realize proceeds from the sale of any of the subsidiaries' assets, will be effectively subordinated to the claims of the subsidiaries' creditors, including mortgage holders and holders of preferred equity interests of the subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of the subsidiaries, the subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before distributing any of their assets to the Operating Partnership.

         The guarantors have no operations or assets, other than their management of and investment in the Operating Partnership and, in the case of CCP, the General Partner.

        The New Notes will be fully and unconditionally guaranteed by the General Partner and CCP. However, the General Partner and CCP have no operations, other than as the general partner and the sole member of the general partner of the Operating Partnership, respectively, and no assets, other than their investment in the Operating Partnership and, in the case of CCP, the General Partner. Furthermore, the General Partner's and CCP's guarantees of the New Notes will be effectively subordinated in right of payment to all unsecured and secured indebtedness and other obligations of their subsidiaries (including the Operating Partnership and its subsidiaries).

         There is currently no trading market for the New Notes, and an active trading market may not develop, which may hinder your ability to liquidate your investment.

        There is currently no existing trading market for the New Notes. We do not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on any automated dealer quotation system. As a result, an active trading market for the New Notes may not develop or be sustained. If an active trading market for the New Notes fails to develop or be sustained, the trading price of the New Notes could be adversely affected.

        Even if an active trading market for the New Notes were to develop, the New Notes could trade at prices that may be lower than price paid for the Old Notes. The liquidity of the trading market for the New Notes and the trading price quoted for the New Notes may be adversely affected by many factors, some of which are beyond our control, including:

  •
  prevailing interest rates;

  •
  demand for debt securities generally;

  •
  general economic conditions;

  •
  our financial condition, performance and future prospects;

  •
  our credit ratings;

  •
  prospects for companies in our industry generally; and

  •
  the market for similar securities and the overall securities market.

        Even if a trading market for the New Notes develops, it may be subject to disruptions and price volatility.

         A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the New Notes, if any, could cause the liquidity or market value of the New Notes to decline.

        The Old Notes have been, and the New Notes will be, rated by rating agencies. A rating is not a recommendation to purchase, sell or hold the New Notes. We cannot assure you that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, circumstances relating to the basis of the rating, such as adverse changes in our business or operator or geographic concentration, so warrant. Any lowering or withdrawal of a rating by a rating agency could have a material adverse impact on the trading price of the New Notes and on our cost and availability of capital, which could in turn have a material adverse impact on our financial condition, results of operations and liquidity.

         Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of New Notes to return payments received from guarantors.

        Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantees provided by CCP and the General Partner, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

  •
  either:

  •
  was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

    •
    was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

    •
    intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  •
  it could not pay its debts as they become due.

        The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

        We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by a guarantor for its guarantee of the New Notes, but, as a result of the fact that the guarantors generally will not directly benefit from the issuance of the New Notes, a court could find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee. If a court voided such guarantee, holders of the New Notes would no longer have a claim against such guarantor and would be creditors solely of us. In addition, the court might direct holders of the New Notes to repay any amounts already received from a guarantor.

         An increase in interest rates could result in a decrease in the relative value of the New Notes.

        In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if market interest rates increase, the market value of your New Notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. Any Old Notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for each of the periods indicated. The ratio of earnings to fixed charges for the year ended December 31, 2015 may not be indicative of the ratio that would have resulted if we had been an independent, standalone entity during the full period.

	For the Nine Months Ended September 30, 2016	For the Year Ended December 31, 2015
Ratio of earnings to fixed charges(1)	3.4x	12.6x

(1)
For this ratio, which differs from our calculation for debt covenant purposes, earnings consist of income before income taxes, real estate dispositions and noncontrolling interest plus fixed charges. Fixed charges consist of interest expense.

CAPITALIZATION

        Completion of the exchange offer will not result in any change to our capitalization.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        On July 14, 2016, we issued and sold $500,000,000 aggregate principal amount of Old Notes in a transaction exempt from registration under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an exemption from the Securities Act registration requirements is available. In the registration rights agreement, we agreed to file a registration statement with the SEC relating to the exchange offer and, upon effectiveness of the exchange offer registration statement, promptly commence an exchange offer. In addition, we have agreed to keep the exchange offer open for at least 20 business days after the date on which we mail or send notice of the exchange offer to holders of the Old Notes. The New Notes are being offered under this prospectus to satisfy our obligations under the registration rights agreement.

Terms of the Exchange Offer; Period for Tendering Old Notes

        Subject to terms and conditions detailed in this prospectus, we will accept for exchange Old Notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term "expiration date" means 5:00 p.m., New York City time, on                    , 2017, the 20th business day following the date of this prospectus. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. If extended, the term "expiration date" means the latest time and date to which the exchange offer is extended.

        As of the date of this prospectus, $500,000,000 aggregate principal amount of Old Notes are outstanding. This prospectus, together with the letter of transmittal and related documentation, is first being sent on or about the date hereof, to all holders of Old Notes known to us.

        We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any Old Notes, by giving written notice of such extension to the holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

        Old Notes tendered in the exchange offer must be in denominations of principal amount of $2,000 or larger integral multiples of $1,000.

        We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes, upon the occurrence of any of the conditions of the exchange offer specified under "—Conditions to the Exchange Offer." We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

        The tender of Old Notes by you as set forth below and our acceptance of the Old Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal and related documentation. A holder need not submit a letter of transmittal if the holder tenders Old Notes in accordance with the procedures mandated by DTC's ATOP. To tender Old Notes without submitting a letter of transmittal, the electronic instructions sent to DTC and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

        Only a holder of record of Old Notes may tender Old Notes in the exchange offer. To tender in the exchange offer, a holder must either:

  •
  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile, together with the certificates representing the Old Notes specified therein, to the exchange agent on or prior to the expiration date; or

  •
  in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the Old Notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message (an "agent's message") must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, and comply with DTC's procedures for book-entry transfer described below on or prior to the expiration date.

        To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "—Exchange Agent" before expiration of the exchange offer. To receive confirmation of valid tender of Old Notes, a holder should contact the exchange agent at the telephone number listed under "—Exchange Agent."

        The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of Old Notes may tender the Old Notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the Old Notes held by this holder, this tendering holder should fill in the applicable box of the letter of transmittal. The amount of Old Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You may request your broker, dealer, commercial bank, trust company or other nominee to effect these transactions for you. No letter of transmittal or Old Notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:

  •
  by a holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution (as defined herein).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "eligible institution"). If Old Notes are registered in the name of a person other than the signer of the letter of transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

        We in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular Old Note not properly tendered or to not accept any particular Old Note which acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer). Our interpretation of the terms and conditions of the exchange offer as to any particular Old Note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Old Notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering Old Notes, you represent to us that, among other things, (i) the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, (ii) neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) neither you nor, to your knowledge, any other person receiving New Notes from you is an "affiliate" (as defined under Rule 405 of the Securities Act), and (iv) if you are not a broker-dealer, neither you nor, to your knowledge, any other person receiving New Notes from you is engaging or intends to engage in a distribution of the New Notes.

        If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the exchange offer, you or any such other person:

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  may not rely on the applicable interpretations of the staff of the SEC; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the applicable provisions of the Securities Act (including, but not limited to, delivery of a prospectus in connection with any resale of such New Notes). See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all Old Notes properly tendered and not validly withdrawn and will issue the New Notes promptly after acceptance of the Old Notes. See "—Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

        The holder of each Old Note accepted for exchange will receive a New Note in the amount equal to the surrendered Old Note. Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes. Holders of New Notes will not receive any payment in respect of accrued interest on Old Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

        In all cases, issuance of New Notes for Old Notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

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  certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent's account at DTC;

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  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof; and

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  all other required documents.

        If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder or, in the case of Old Notes tendered by book-entry transfer, such non-exchanged Old Notes will be credited to an account maintained with DTC promptly after the expiration or termination of the exchange offer.

Book-Entry Transfers

        For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the Old Notes at DTC, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

        Such participant should transmit its acceptance to DTC on or prior to the expiration date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Notwithstanding the foregoing, the letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under the heading "—The Exchange Agent" on or prior to the expiration date.

Withdrawal Rights

        You may withdraw your tender of Old Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To be effective, the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC, or a written or facsimile notice of withdrawal at one of the addresses set forth below under "—Exchange Agent." This notice must:

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  specify the name of the person having tendered the Old Notes to be withdrawn;

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  identify the Old Notes to be withdrawn (including the certificate number(s) of the outstanding Old Notes physically delivered) and aggregate principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name of the account at DTC;

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  be signed by the holder of those Old Notes in the same manner as the original letter of transmittal, including any signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes;

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  contain a statement that the holder is withdrawing its election to have the Old Notes exchanged; and

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  specify where certificates for Old Notes have been transmitted (if physically delivered), and the name in which such Old Notes are registered, if different from that of the withdrawing holder.

        If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC.

        We will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes promptly after withdrawal, rejection of tender or termination of the exchange offer). Properly withdrawn Old Notes may be retendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any New Notes for, any Old Notes, and may terminate or amend the exchange offer before the acceptance of the Old Notes, if:

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  we determine that the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

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  an action or proceeding has been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer, or a material adverse development has occurred in any existing action or proceeding; or

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  we determine that we have not obtained all governmental approvals that we deem necessary for the consummation of the exchange offer.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

        In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In any such event, we must use commercially reasonable efforts to obtain the withdrawal of any stop order as soon as practicable.

Exchange Agent

        We have appointed Regions Bank as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions, requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guarantee delivery or the notice of withdrawal should be directed to the exchange agent addressed as follows:

REGIONS BANK

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission (for eligible institutions only):
Regions Bank Corporate Trust Operations 201 Milan Parkway, 2nd Floor Birmingham, AL 35211 Attention: Jeffrey Davis Tel: (205) 420-7765	(205) 560-7923 Attention: Jeffrey Davis Fax cover sheets should provide a call-back number and request a call back, upon receipt. Confirm receipt by calling: (866) 512-3479

        DELIVERY OF THE LETTER OF TRANSMITTAL OR A NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER

THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL OR A NOTICE OF WITHDRAWAL.

Fees and Expenses

        We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the New Notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Additional solicitation may be made by telephone, facsimile or in person by our officers and regular employees and by persons so engaged by us.

Accounting Treatment

        We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the New Notes.

Consequences of Exchanging or Failing to Exchange Old Notes

        If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to the provisions of the indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes described in the legend on your Old Notes. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Old Notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the New Notes if:

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  you are our "affiliate," as defined in Rule 405 under the Securities Act;

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  you are not acquiring the New Notes in the exchange offer in the ordinary course of your business;

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  at the time of commencement of the exchange offer, you or anyone receiving New Notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes in violation of the Securities Act; or

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  if you are a broker-dealer that will receive the New Notes for your own account in exchange for Old Notes that were acquired by you as a result of your market-making or other trading activities. For further information regarding resales of the New Notes by participating broker-dealers, see the discussion under "Plan of Distribution."

        We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the New Notes or have any arrangement or understanding with respect to the distribution of the New Notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the New Notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the New Notes. In addition, to comply with state securities laws, you may not offer or sell the New Notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the New Notes to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the New Notes in any state where an exemption from registration or qualification is required and not available.

Registration Rights Agreement

        We and the initial purchasers entered into a registration rights agreement with respect to the Old Notes for the benefit of the holders of the Old Notes on the issue date of the Old Notes. In accordance with the agreement, we (1) agreed to use commercially reasonable efforts file an exchange offer registration statement on an appropriate registration form covering an offer to the holders of the Old Notes to exchange the Old Notes for New Notes containing terms identical to the Old Notes (except that the New Notes will not be subject to transfer restrictions or any increase in annual interest rate relating to a "registration default" described below) and (2) agreed to use commercially reasonable efforts to have the exchange offer registration statement become effective under the Securities Act. We also agreed to use commercially reasonable efforts to complete the exchange offer not later than 60 days after the exchange offer registration statement becomes effective.

        In accordance with the agreement, in the event that we determine that a registered exchange offer is not available or may not be completed as soon as reasonably practicable after the last date for acceptance of Old Notes for exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC, or if the exchange offer is not for any other reason completed within 270 days after the issue date of the Old Notes, we will use commercially reasonable efforts to file as soon as reasonably practicable after such determination or date and to have become effective a shelf registration statement relating to resales of the Old Notes and to keep that shelf registration statement effective until the date that the Old Notes cease to be "transfer restricted securities" (as defined in the registration rights agreement), including when all Old Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. In order for a holder of Old Notes to be entitled to have its Old Notes included in any shelf registration statement, such holder must deliver to us a completed and signed selling securityholder questionnaire in the form provided by us. We will, in the event of such a shelf registration, provide to each holder of Old Notes included in the shelf registration statement copies of a prospectus, notify each such holder of Old Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Old Notes. A holder of Old Notes that sells Old Notes under the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder of Old Notes (including certain indemnification obligations). Holders of Old Notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us. We will also provide the initial purchasers with similar shelf registration rights, upon request, with respect to any Old Notes held by an initial purchaser that are or were ineligible to be exchanged in the exchange offer.

        If a "registration default" (as defined in the registration rights agreement) occurs, then special interest shall accrue on the principal amount of the Old Notes that are "transfer restricted securities" at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such registration default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such special interest continues to accrue, provided that the rate at which such special interest accrues may in no event exceed 0.50% per annum). The special interest will cease to accrue when the registration default ends and there are no other registration defaults. A registration default occurs if (1) we have not completed the exchange offer on or prior to the 270th day after the issuance of the Old Notes, (2) if applicable, a shelf registration statement has not become effective on or prior to the 270th day after the issuance of the Old Notes (or, with respect to a shelf registration statement requested by an initial purchaser, the 90th day after such request, if later) or (3) if applicable, a shelf registration statement covering resales of the Old Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable (a) on more than two occasions in any 12-month period during the required effectiveness period or (b) for more than 60 days, whether or not consecutive, in any 12-month period. A registration default ends, with respect to particular Old Notes, when the exchange offer is completed, the shelf registration statement becomes or again becomes effective or the prospectus again becomes usable, as applicable, or such Old Notes cease to be "transfer restricted securities."

        Any amounts of special interest due will be payable in cash on the same payment dates as interest on the Old Notes is payable.

        The foregoing description is a summary of the key provisions of the registration rights agreement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the registration rights agreement, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference." We will provide a copy of the registration rights agreement to you upon request. See "Where You Can Find More Information."

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

        The following is a discussion of certain of our investment, financing and other policies. These policies may be amended or revised from time to time at the discretion of the CCP board of directors (the "Board") without a vote of CCP stockholders ("stockholders").

Investment Policies

         Investment in Real Estate or Interests in Real Estate

        Our investment objectives are to grow our cash flows, provide quarterly cash dividends and maximize the value of our properties. We invest primarily in SNFs, but we may selectively invest in specialty hospitals and seniors housing. As of September 30, 2016, our properties were located in 36 states, but we may seek investments in other geographic areas throughout the United States.

        The Board has not specified any limitations on the percentage of our total assets that we may invest in any particular type of healthcare property or real estate interest. We expect to fund our future investments, in whole or in part, with cash flow from our operations, borrowings under our revolving credit facility, mortgage indebtedness or the proceeds from issuances of common stock, preferred stock, debt or other securities. The Board also has not specified any limitations on the number or amount of mortgages that may be placed on any property. As we acquire additional healthcare properties, we expect to enter into triple-net leases with other healthcare operators. Our investment and financing policies and objectives are subject to change from time to time at the discretion of the Board without a vote of stockholders.

         Investments in Real Estate Mortgages

        Although our portfolio consists primarily of owned real property, we may invest in mortgages and other types of real estate interests consistent with our qualification as a REIT. Subject to restrictions under the Credit Agreement (as defined in "Description of Certain Other Indebtedness"), future investments may include secured and unsecured loans made to SNF operators or with respect to SNF assets, as well as mortgages, mezzanine debt and other securities issued by, or joint ventures with, REITs or other entities that own or operate healthcare real estate consistent with our investment objectives. The Board has not specified any limitations on the proportion of our assets that may be invested in any type of mortgage or any single mortgage.

         Investments in Securities of or Interests in Entities Primarily Engaged in Real Estate Activities and Other Issuers

        Subject to the gross income and asset requirements required for REIT qualification and restrictions under the Credit Agreement, we may invest in securities of entities engaged in real estate activities or securities of other issuers (normally partnership interests, limited liability company interests or other joint venture interests in special purpose entities owning properties), including for the purpose of exercising control over such entities. We may acquire some, all or substantially all of the securities or assets of other REITs or entities that own or operate healthcare real estate where such investment would be consistent with our investment policies and the REIT requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests we must meet in order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). In any event, we do not intend that our investments in securities will require us to register as an "investment company" under the Investment Company of 1940, as amended (the "1940 Act"), and we would generally divest appropriate securities before any such registration would be required.

Other Policies

        We may, but do not presently intend to, make investments other than as previously described. We may offer shares of our common stock or other equity or debt securities in exchange for cash or property and to repurchase or otherwise acquire shares of our common stock or other equity or debt securities in exchange for cash or property. We may issue preferred stock from time to time, in one or more series, as authorized by the Board without the need for stockholder approval. We have not engaged in trading, underwriting or the agency distribution or sale of securities of other issuers and do not intend to do so. At all times, we intend to make investments in a manner consistent with the REIT requirements of the Code unless, because of business circumstances or changes in the Code (or the Treasury regulations promulgated thereunder), the Board determines that it is no longer in our best interests for us to qualify as a REIT. We intend to make investments in such a way that we will not be treated as an "investment company" under the 1940 Act. Our policies with respect to such activities may be reviewed and modified from time to time by the Board without notice to or the vote of stockholders.

         Financing Policies

        We employ leverage in our capital structure in amounts that we determine are appropriate from time to time. We intend, when appropriate, to employ prudent amounts of leverage and to use debt as a means of providing additional funds for the acquisition of assets, to refinance existing debt or for general corporate purposes. Our charter and bylaws do not limit the amount of debt that we may incur, and the Board has not adopted a policy limiting the total amount of debt that we may incur or restricting the form of our indebtedness (including secured or unsecured debt, recourse or non-recourse debt, cross collateralized debt, etc.). We may from time to time modify our leverage profile in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general market conditions for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors.

        To the extent that the Board or management determines that it is necessary to raise additional capital, we may, without stockholder approval, borrow under the Facility, issue debt or equity securities, retain earnings (subject to the REIT distribution requirements for U.S. federal income tax purposes), assume secured indebtedness, obtain mortgage financing on a portion of our owned properties, engage in joint ventures, issue other types of securities, or employ a combination of these methods.

         Lending Policies

        We do not have a policy limiting our ability to make loans to other persons. Subject to REIT qualification rules and restrictions under the Credit Agreement, we may make loans to third parties. We also may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold or we may consider making loans to joint ventures in which we or they participate or may participate in the future. We may choose to guarantee the debt of certain joint ventures with third parties. Consideration for those guarantees may include, but are not limited to, fees, long-term management contracts, options to acquire additional ownership and promoted equity positions. The Board may, in the future, adopt a lending policy without notice to or the vote of stockholders.

         Reporting Policies

        We are subject to the information reporting requirements of the Exchange Act, pursuant to which we are required to file periodic reports, proxy statements and other information, including audited financial statements, with the SEC. See "Where You Can Find More Information."

         Conflicts of Interest Policies

        We have adopted policies designed to reduce or eliminate potential conflicts of interest, governance principles governing our affairs and those of the Board, and written charters for each of the standing committees of the Board.

        We have a Global Code of Ethics and Business Conduct, which applies to all of our officers, directors and employees. At least a majority of the members of the Board, Nominating and Governance Committee, Audit and Compliance Committee and Compensation Committee must qualify as independent under the listing standards for NYSE companies. Any transaction between us and any officer, director, 5% stockholder or any of their immediate family members must be approved pursuant to our Policy on Transactions with Related Persons. Our Guidelines on Governance provide that whether a director candidate has, or potentially will have, any conflicts of interest under the Global Code of Ethics and Business Conduct is a factor to be considered in evaluating director candidates and that a serving director is expected to tender his or her resignation from the Board in the instance of a permanent conflict of interest.

 DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Credit Agreement

        The Operating Partnership, as borrower, and CCP and the General Partner, as guarantors, are party to a Credit and Guaranty Agreement (the "Credit Agreement") with a syndicate of banks identified therein, as lenders, Bank of America, N.A., as administrative agent (the "Facility Administrative Agent"), Bank of America, N.A., JPMorgan Chase Bank, N.A., Barclays Bank PLC and Citizens Bank, National Association, as Swing Line Lenders and L/C Issuers, and various agents identified therein.

        The Credit Agreement is comprised of a $600 million unsecured revolving credit facility (the "Revolver"), with sublimits for letters of credit and swingline loans of $50 million each, a $600 million unsecured term loan (the "$600 million Term Loan") and an $800 million unsecured term loan (the "$800 million Term Loan" and, collectively with the $600 million Term Loan and the Revolver, the "Facility"). The Credit Agreement also includes an accordion feature that permits the Operating Partnership to request increases of the commitments under the Revolver or additional term loans in an aggregate amount of up to $2.5 billion, subject to compliance with the terms of the Credit Agreement. In connection with the separation, the Operating Partnership incurred approximately $1.4 billion of indebtedness under the $600 million Term Loan and $800 million Term Loan and transferred approximately $1.3 billion of proceeds from such indebtedness to Ventas.

        The Revolver has an initial term of four years, but may be extended, at the Operating Partnership's option subject to compliance with the terms of the Credit Agreement and payment of a customary fee, for two additional six-month periods. The $800 million Term Loan matures in August 2020. As of September 30, 2016, the $600 million Term Loan was repaid in full.

        All of the obligations under the Credit Agreement are senior unsecured obligations of the Operating Partnership and are guaranteed by CCP and the General Partner. Any of the Operating Partnership's domestic subsidiaries that in the future is a borrower or guarantor of any unsecured indebtedness is also required to guarantee the Credit Agreement.

        Borrowings under the Facility bear interest at a fluctuating rate per annum equal to the applicable LIBOR for Eurocurrency rate loans and the highest of (i) the federal funds rate plus 0.50%, (ii) the Facility Administrative Agent's prime rate and (iii) the applicable LIBOR plus 1% for base rate loans, plus, in each case, an applicable margin. Effective as of September 16, 2015, the Operating Partnership elected to have the applicable margin determined based on the Operating Partnership's senior unsecured long-term debt ratings. The Operating Partnership is also obligated to pay an annual facility fee on the aggregate commitments under the Revolver based on its debt ratings. Based on the Operating Partnership's debt rating as of September 30, 2016, the applicable margin on credit extensions under the Revolver is 1.30% and the applicable margin on the $800 million Term Loan is 1.50%. As of September 30, 2016, the Operating Partnership had $50 million of borrowings outstanding under the Revolver and $474 million of borrowings outstanding under the $800 million Term Loan.

        The Credit Agreement contains various affirmative and restrictive covenants that are customary for an unsecured loan of this nature, including, without limitation, customary reporting obligations and restrictions pertaining to (i) liens, (ii) indebtedness and investments, (iii) mergers, consolidations, sales of assets and similar transactions, (iv) restricted payments and (v) transactions with affiliates. In addition, the Credit Agreement requires that the following financial covenants be met: (1) minimum consolidated adjusted net worth, (2) maximum consolidated total leverage ratio, (3) maximum consolidated secured leverage ratio, (4) maximum consolidated unsecured leverage ratio, (5) minimum consolidated fixed charge coverage ratio, (6) minimum consolidated unsecured interest coverage ratio and (7) minimum consolidated unencumbered debt yield.

        The Credit Agreement provides for customary events of default, including non-payment of principal or interest, violation of covenants, material inaccuracy of any representations or warranties, specified cross-default and cross-acceleration to other material indebtedness, certain bankruptcy events, certain judgments, certain events under the Employee Retirement Income Security Act of 1974, as amended, material invalidity of guarantees or grant of security interest and change of control of CCP, the General Partner and the Operating Partnership.

        The above summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement.

Term Loan Agreement

        The Operating Partnership, as borrower, and CCP and the General Partner, as guarantors, are party to a Term Loan Agreement (the "Term Loan Agreement") with a syndicate of banks identified therein, as lenders, Capital One, National Association, as administrative agent (the "Term Loan Administrative Agent"), and MUFG Union Bank, N.A. and PNC Bank, National Association, as co-syndication agents.

        The Term Loan Agreement provides for a $200 million unsecured term loan (the "$200 million Term Loan) that matures in January 2023. The Term Loan Agreement also includes an accordion feature that permits the Operating Partnership to increase the aggregate borrowing capacity under the $200 million Term Loan up to an amount not exceeding $400 million.

        All of the obligations under the Term Loan Agreement are senior unsecured obligations of the Operating Partnership and are guaranteed by CCP and the General Partner.

        Borrowings under the $200 million Term Loan bear interest at a fluctuating rate per annum equal to the applicable LIBOR for LIBOR rate loans and the higher of (i) the federal funds rate plus 1/2 of 1%, (ii) the Term Loan Administrative Agent's prime rate and (iii) LIBOR for a one-month interest period plus 1% for base rate loans, plus, in each case, an applicable margin based on the Operating Partnership's senior unsecured long-term debt ratings. Based on the Operating Partnership's debt ratings as of September 30, 2016, the applicable margin on the $200 million Term Loan is 1.80%.

        The Term Loan Agreement contains various affirmative, restrictive and financial covenants that are substantially similar to those set forth in the Credit Agreement. The Term Loan Agreement also provides for customary events of default that are substantially similar to those set forth in the Credit Agreement.

        The Operating Partnership used the net proceeds from the $200 million Term Loan to repay outstanding borrowings under the $600 million Term Loan.

        The above summary of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement.

Senior Unsecured Notes Issuance

        On May 17, 2016, the Operating Partnership, CCP and the General Partner entered into a Note Purchase Agreement (the "Note Purchase Agreement") with the purchasers named therein and pursuant thereto issued and sold $100 million of unsecured notes of the Operating Partnership (the "Unsecured Notes"). The Unsecured Notes are unsecured obligations of the Operating Partnership. The Operating Partnership's obligations under the Unsecured Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by CCP and the General Partner.

        Interest on the Unsecured Notes is payable semi-annually in arrears on May 17 and November 17 of each year. The Operating Partnership may prepay the Unsecured Notes, in whole at any time or in part from time to time, at 100% of the principal amount to be prepaid plus a make-whole premium as set forth in the Note Purchase Agreement.

        The Note Purchase Agreement contains various affirmative and restrictive covenants that are customary for unsecured obligations of this nature, as well as financial covenants that are substantially similar to those set forth in the Credit Agreement. The Note Purchase Agreement also provides for customary events of default that are substantially similar to those set forth in the Credit Agreement.

        The Operating Partnership used the proceeds from the issuance and sale of the Unsecured Notes to repay outstanding borrowings under the $600 million Term Loan. The Operating Partnership issued and sold the Unsecured Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

        The above summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement.

Subsidiary Loan Agreement

        Certain wholly owned subsidiaries of the Operating Partnership, as borrowers, are party to a Loan Agreement (the "Subsidiary Loan Agreement") with a syndicate of banks identified therein, as lenders, and Capital One, National Association, as administrative agent, lead arranger and book runner (the "Subsidiary Loan Administrative Agent").

        The Subsidiary Loan Agreement provides for a $135 million term loan (the "Subsidiary Term Loan") that bears interest at a fluctuating rate per annum equal to LIBOR for a one-month interest period plus 1.80% and matures in July 2019. The Subsidiary Term Loan is secured by first lien mortgages and assignments of leases and rents on specified facilities owned by the borrowers (the "Projects"). The payment and performance of the borrowers' obligations under the Subsidiary Term Loan are guaranteed by CCP and the Operating Partnership (together, the "Subsidiary Loan Guarantors") pursuant to the terms of that certain Guaranty of Payment and Performance executed July 25, 2016 for the benefit of the Subsidiary Loan Administrative Agent (the "Guaranty Agreement").

        The Subsidiary Term Loan may be prepaid in whole at any time or in part from time to time, at the borrowers' option, subject to the payment, in certain circumstances, of an exit fee in an amount equal to 3% of the principal amount being repaid. Notwithstanding the foregoing, the exit fee will be waived if the Subsidiary Term Loan is prepaid as a result of a refinancing using the proceeds of a loan obtained from The Department of Housing and Urban Development secured by one or more of the Projects.

        The Subsidiary Loan Agreement and Guaranty Agreement contain various affirmative and restrictive covenants that are customary for a secured loan of this nature, including, without limitation, obligations and restrictions pertaining to (i) transfers of ownership of the Projects or the borrowers or any Subsidiary Loan Guarantor, (ii) payment of taxes, (iii) management arrangements with respect to the Projects, (iv) compliance with laws, (v) transactions with affiliates, (vi) alterations to the Projects, and (vii) provision of financial information. In addition, the Subsidiary Loan Agreement and Guaranty Agreement require that the following financial covenants be met: (1) minimum debt service coverage ratio, (2) minimum Project yield, (3) maximum consolidated total leverage ratio, (4) maximum consolidated secured debt leverage ratio, (5) minimum consolidated fixed charge coverage ratio, (6) maximum consolidated unsecured leverage ratio, (7) minimum consolidated adjusted net worth, (8) minimum consolidated unsecured interest coverage ratio, and (9) minimum consolidated unencumbered debt yield.

        The Subsidiary Loan Agreement and Guaranty Agreement provide for events of default that are customary for a secured loan of this nature, including, without limitation, non-payment of principal or interest, failure to maintain insurance, occurrence of a prohibited transfer, violation of covenants, material inaccuracy of any representations or warranties, certain bankruptcy events, specified cross-default to other material indebtedness and certain other agreements, failure to complete any required repairs on the Projects and failure to perform obligations under the Guaranty Agreement.

        The net proceeds from the Subsidiary Term Loan were used to repay a portion of the outstanding borrowings under the $800 million Term Loan.

        The above summary of the Subsidiary Loan Agreement and the Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of the Subsidiary Loan Agreement and Guaranty Agreement.

Swap Agreements

        In January 2016, we entered into agreements to swap a total of $600 million of debt, effectively converting the interest on that debt from floating rates to fixed rates. The swap agreements, which have terms of 4.6 years and seven years, hedge $400 million of the $800 million Term Loan and the full notional amount of the $200 million Term Loan. The all-in fixed interest rate on the $400 million swap is 2.73% and the all-in fixed interest rate on the $200 million swap is 3.25%.

 DESCRIPTION OF NEW NOTES

        As used in this "Description of New Notes," references to the "Operating Partnership," "we," "our," or "us" refer solely to Care Capital Properties, LP and not to any of the Operating Partnership's subsidiaries, references to the "General Partner" refer to Care Capital Properties GP, LLC, the sole general partner of the Operating Partnership, and not to any of its subsidiaries, and references to "CCP" refer to Care Capital Properties, Inc., the sole equity owner of the General Partner, and not to any of its subsidiaries, in each case, unless the context otherwise requires. References to the "Guarantors" refer to CCP and the General Partner. You can find the definitions of certain other capitalized terms used herein under "—Certain Definitions" below. The Old Notes and the New Notes are herein collectively referred to as "Notes."

        The Old Notes were, and the New Notes will be, issued under an indenture among us, the Guarantors and Regions Bank, as trustee. Therefore, as used in this description, the terms "issue date" and "date of the indenture" refer to July 14, 2016, the date on which the Old Notes were issued. Pursuant to a registration rights agreement that we and the Guarantors entered into with the initial purchasers, we agreed to use commercially reasonable efforts to file a registration statement with the SEC with respect to a registered offer to exchange the Old Notes and related guarantees for the New Notes or, in certain circumstances, a shelf registration statement with respect to the Old Notes. Upon the effectiveness of the exchange offer registration statement of which this prospectus forms a part, the indenture will be qualified under the Trust Indenture Act and will be subject to, and governed by, the Trust Indenture Act. The terms of the New Notes will include those provisions expressly contained in the New Notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act.

        The indenture and the Old Notes contain, and the New Notes will contain, provisions that define your rights and govern the obligations of the Operating Partnership under the Notes. The following is a summary of certain provisions of the indenture and the New Notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture and the New Notes, including the definitions of certain terms therein and (in the case of the indenture) those terms to be made a part thereof by the Trust Indenture Act. Copies of the forms of the indenture and the New Notes will be made available to prospective purchasers of the New Notes upon request, when available, and are also incorporated by reference herein as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information."

General

        The New Notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under "—Book-Entry, Delivery and Form." The registered holder of a New Note will be treated as its owner for all purposes. Only registered holders will have rights under the indenture.

        If any interest payment, maturity or redemption date falls on a day that is not a business day, the payment otherwise required to be made on such date will be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment, maturity or redemption date, as the case may be, to such next business day. The term "business day" means, with respect to any New Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

        The New Notes will be fully and unconditionally guaranteed, jointly and severally, by CCP and the General Partner on a senior unsecured basis. See "—The Guarantees" below.

        The terms of the New Notes provide that we are permitted to reduce interest payments and payments upon a redemption of New Notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of the New Notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the New Notes. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the New Notes and payments upon a redemption of New Notes.

Ranking

        The New Notes and the guarantees will be our and the Guarantors' respective unsecured senior obligations and will rank equally in right of payment with all of our and the Guarantors' existing and future senior unsecured indebtedness, including under the Facility, the $200 million Term Loan and the Unsecured Notes, and will rank senior in right of payment to all of our and the Guarantors' future unsecured subordinated indebtedness. The New Notes and the guarantees, however, will be effectively subordinated in right of payment to all of our and the Guarantors' respective future secured indebtedness to the extent of the value of the collateral securing such secured indebtedness. The New Notes and the guarantees will also be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

        As of September 30, 2016, we had approximately $1.5 billion of indebtedness outstanding (of which $135 million was secured indebtedness of our subsidiaries).

        Except as described under "—Certain Covenants" and "—Merger, Consolidation or Sale," the indenture governing the Notes does not prohibit CCP or any of its subsidiaries from incurring secured or unsecured indebtedness in the future, nor does the indenture afford holders of the New Notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving CCP or any of its subsidiaries, (2) a change of control of CCP or any of its subsidiaries or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of the assets of CCP or any of its subsidiaries or similar transaction that may adversely affect the holders of the New Notes. CCP and any of its subsidiaries may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the New Notes. See "Risk Factors—Risks Related to the New Notes and Our Other Indebtedness—Our indebtedness could adversely affect our financial condition and ability to fulfill our obligations under the New Notes and otherwise adversely impact our business and growth prospects."

Additional Notes

        The New Notes will initially be limited to an aggregate principal amount of $500 million. We may from time to time, without notice to or consent of existing Note holders, create and issue an unlimited principal amount of additional Notes having the same terms and conditions as the New Notes offered hereby in all respects, except for the issue date and, under certain circumstances, the issue price, interest accrued prior to the issue date and first payment of interest thereon. Additional Notes issued in this manner will be consolidated with and will form a single series with the previously outstanding New Notes, provided, however, that such additional Notes may not be fungible with the previously outstanding Notes for U.S. federal income tax purposes, in which case the additional Notes would have a different CUSIP number than the New Notes offered hereby.

Interest

        Interest on the New Notes will accrue at the rate of 5.125% per year from and including July 14, 2016 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing on February 15, 2017. The interest so payable will be paid to each holder in whose name a New Note is registered at the close of business on the February 1 or August 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the New Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        If we redeem the New Notes in accordance with the terms of the indenture, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders the New Note for redemption. If a redemption falls after a record date and on or prior to the corresponding interest payment date, however, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its New Notes for redemption).

Payments on the Notes; Paying Agent and Registrar

        We will pay, or cause to be paid, the principal, premium, if any, and interest on the New Notes electronically or at the office or agency designated by us, except that we may, at our option, pay interest on the New Notes by check mailed to holders at their registered address set forth in the registrar's books. We have initially designated the corporate trust office of the trustee to act as our paying agent and registrar. We may, however, change the paying agent or registrar without prior notice to the holders, and we, the Guarantors or any of our subsidiaries may act as paying agent or registrar.

        We will pay the principal, premium, if any, and interest on, New Notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

Maturity

        The New Notes will mature on August 15, 2026 unless earlier redeemed by us at our option as described under "—Redemption of the Notes at Our Option" below. The New Notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Redemption of the Notes at Our Option

        We may, at our option, redeem the New Notes at any time in whole or from time to time in part prior to their stated maturity. The redemption price for New Notes that are redeemed before May 15, 2026 will be equal to (i) 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption, plus (ii) the Make-Whole Amount. The redemption price for New Notes that are redeemed on or after May 15, 2026 will be equal to 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption, and will not include the Make-Whole Amount or any other premium.

        As used above:

        "Make-Whole Amount" means, in connection with any optional redemption of any New Notes, the excess, if any, of:

  •
  the aggregate present value as of the date of such redemption of each dollar of principal amount of New Notes being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determining by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third business day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over

  •
  the aggregate principal amount of the New Notes being redeemed or paid.

        "Reinvestment Rate" means 0.50% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the New Notes, as of the applicable redemption date. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the indenture, then such other reasonably comparable index designated by us.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the New Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the New Notes or portions thereof called for redemption.

        If we decide to redeem the New Notes in part, the trustee will select the New Notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis (by random lot) or as required by the depository for the New Notes.

        In the event of any redemption of New Notes in part, we will not be required to:

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  issue or register the transfer or exchange of any New Note during the period beginning at the opening of business 15 days before the mailing of the notice of redemption of the New Notes selected for redemption and ending at the close of business on the day of such mailing; or

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  register the transfer or exchange of any New Note so selected for redemption, in whole or in part, except the unredeemed portion of any New Note being redeemed in part.

        If the paying agent holds funds sufficient to pay the redemption price of the New Notes being redeemed on the redemption date, then on and after such date:

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  such New Notes will cease to be outstanding;

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  interest on such New Notes will cease to accrue; and

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  all rights of holders of such New Notes will terminate except the right to receive the redemption price.

        Such will be the case whether or not book-entry transfer of the New Notes in book-entry form is made and whether or not New Notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

        We will not redeem the New Notes on any date if the principal amount of the New Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Mandatory Redemption; Open Market Purchases

        We are not required to make any mandatory redemption with respect to the New Notes. We may also acquire New Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

Certain Covenants

Limitations on Incurrence of Debt

        Total Debt.    The indenture provides that we will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all of our and our Subsidiaries' outstanding Debt (determined on a consolidated basis in accordance with U.S. generally accepted accounting principles ("GAAP")) would be greater than 60% of the sum of (without duplication) (1) Total Assets as of the last day of the Latest Completed Fiscal Quarter and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any of our Subsidiaries since the last day of such Latest Completed Fiscal Quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

        Secured Debt.    In addition to the foregoing limitation on the incurrence of Debt, the indenture provides that we will not, and will not permit any of our Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all of our and our Subsidiaries' outstanding Secured Debt (determined on a consolidated basis in accordance with GAAP) would be greater than 40% of the sum of (without duplication) (1) Total Assets as of the last day of the Latest Completed Fiscal Quarter and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any of our Subsidiaries since the last day of such Latest Completed Fiscal Quarter, including those proceeds obtained in connection with the incurrence of such additional Secured Debt.

        Ratio of Consolidated EBITDA to Interest Expense.    Furthermore, the indenture provides that we will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the ratio of Consolidated EBITDA to Interest Expense for the period consisting of the four consecutive fiscal quarters ending with the Latest Completed Fiscal Quarter would be less than 1.5 to 1.0, calculated assuming that:

  (1)
  such Debt and any other Debt incurred by us or any of our Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred on the first day of such period;

  (2)
  the repayment or retirement of any other Debt by us or any of our Subsidiaries since the first day of such four-quarter period had been repaid or retired on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period); and

  (3)
  in the case of any acquisition or disposition by us or any of our Subsidiaries of any asset or group of assets (whether by merger, consolidation, stock purchase or sale, or asset purchase or sale) or other placement of any assets in service or removal of any assets from service by us or any of our Subsidiaries since the first day of such four-quarter period, such acquisition, disposition, placement in service or removal from service and any related repayment or retirement of Debt had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition, disposition, placement in service or removal from service being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating Interest Expense, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period.

        For purposes of the foregoing, Debt will be deemed to be incurred by us or any of our Subsidiaries whenever we or any of our Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

        Maintenance of Unencumbered Total Asset Value.    The indenture provides that we will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all of our and our Subsidiaries' outstanding Unsecured Debt (determined on a consolidated basis in accordance with GAAP).

        Existence.    Except as permitted under "—Merger, Consolidation or Sale," the indenture provides that we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (charter and statutory) and franchises, CCP will do or cause to be done all things necessary to preserve and keep in full force and effects its existence, rights (charter and statutory) and franchises and the General Partner will do or cause to be done all things necessary to preserve and keep in full force and effects its existence, rights (charter and statutory) and franchises. However, none of us, CCP or the General Partner are required to preserve any right or franchise if CCP's board of directors (or any duly authorized committee thereof) determines that the preservation of the right or franchise is no longer desirable in the conduct of our, CCP's or the General Partner's business, as the case may be.

        Payment of Taxes and Other Claims.    The indenture provides that we and the Guarantors will pay, and will cause each of our Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the holders of the Notes.

        Provision of Financial Information.    The indenture provides that:

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  Whether or not CCP is subject to Section 13 or 15(d) of the Exchange Act and for so long as any Notes are outstanding, CCP will furnish to the trustee (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if CCP were required to file such reports and (2) all current reports that would be required to be filed with the SEC on Form 8-K if CCP were required to file such reports, in each case within 15 days after CCP is required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC (or, if CCP is not so subject to the periodic reporting requirements of the Exchange Act, within 15 days after CCP would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC had CCP been so subject). Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be furnished to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants relating to the Notes (as to which the trustee is entitled to rely exclusively on an officer's certificate).

  •
  If so required by Rule 144A under the Securities Act ("Rule 144A"), we and the Guarantors will promptly furnish to the holders, beneficial owners and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) to facilitate the resale of the Notes pursuant to Rule 144A.

The Guarantees

        The Guarantors will jointly and severally guarantee our obligations under the New Notes, including the due and punctual payment of principal of and premium, if any, and interest on the New Notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantees will be senior unsecured obligations of the Guarantors and will rank equally in right of payment with other senior unsecured obligations of the Guarantors. The Guarantors have no material assets other than their investments in the Operating Partnership. The obligations of each Guarantor under its guarantee will be limited to the amount necessary to prevent such guarantee from constituting a fraudulent transfer or conveyance under applicable law. See "Risk Factors—Risks Related to the New Notes and Our Other Indebtedness—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of New Notes to return payments received from guarantors."

Merger, Consolidation or Sale

        The indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our and our Subsidiaries' assets, taken as a whole, to, or merge with or into, any other entity, provided that the following conditions are met (except in the case of a lease to an unaffiliated operator in the ordinary course of business):

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  we shall be the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture and in the Notes;

  •
  immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

  •
  an officer's certificate and legal opinion covering these conditions shall be delivered to the trustee.

        In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours under the Notes, the indenture and the registration rights agreement, and thereafter, except in the case of a lease, we shall be discharged and released from our obligations and covenants under the Notes, the indenture and the registration rights agreement.

        The indenture also provides that each of CCP and the General Partner may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are met (except in the case of a lease to an unaffiliated operator in the ordinary course of business):

  •
  CCP or the General Partner, as the case may be, shall be the continuing entity, or the successor entity (if other than CCP or the General Partner, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume the guarantee endorsed on the Notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture and in the Notes applicable to it;

  •
  immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

  •
  an officer's certificate and legal opinion covering these conditions shall be delivered to the trustee.

        In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which CCP and/or the General Partner are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of CCP and/or the General Partner, as the case may be, under the Notes, its guarantee of the Notes, the indenture and the registration rights agreement, and thereafter, except in the case of a lease, CCP and/or the General Partner, as the case may be, shall be discharged and released from its obligations and covenants under the Notes, its guarantee of the Notes, the indenture and the registration rights agreement.

        This "Merger, Consolidation or Sale" covenant does not prohibit CCP or the General Partner from consolidating or merging with or into us or selling and/or transferring all or substantially all of its assets to us, nor does it apply to any transaction in which we, CCP or the General Partner consolidates or merges with or into or transfers all or substantially all of our or its assets to an affiliate incorporated or organized for the purpose of reincorporating or reorganizing us, CCP or the General Partner, as applicable, in another jurisdiction within the United States or changing our or its legal structure.

Assumption of Our Obligations

        CCP, or a Subsidiary thereof that is organized and existing under the laws of the United States, any state of the United States or the District of Columbia, may directly assume, pursuant to a supplemental indenture executed and delivered to the trustee in a form reasonably satisfactory to the trustee, the due and punctual payment of the principal of and interest on the New Notes and the performance of every covenant of the indenture to be performed or observed by us. Upon any such assumption, CCP or such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, us under the indenture with the same effect as if CCP or such Subsidiary had been named as the issuer under the indenture and we will be released from liability as obligor on the New Notes.

Events of Default

        The indenture provides that the following events are "Events of Default" with respect to the Notes:

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  default for 30 days in the payment of any installment of interest under the Notes;

  •
  default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable;

  •
  any guarantee of Notes by a Guarantor ceases for any reason to be, or is asserted in writing by us or any Guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture;

  •
  the failure of us or any of the Guarantors to comply with any of our or their other agreements in the Notes, the guarantees or the indenture upon our receipt of notice of such default from the trustee or from the holders of not less than 25% in principal amount of the outstanding Notes and the failure of us or the Guarantors, as the case may be, to cure (or obtain a waiver of) such default within 60 days after we or it receives such notice;

  •
  failure to pay any indebtedness for money borrowed by us or any of our Subsidiaries in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding Notes);

  •
  certain events of bankruptcy, insolvency or reorganization, court appointment of a receiver, liquidator or trustee of us, any of the Guarantors or any of our Significant Subsidiaries or any substantial part of any of our or their respective property, or commencement of an involuntary case or other proceeding against us, any of the Guarantors or any of our Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to us, any of the Guarantors or any of our Significant Subsidiaries or our or their respective debts under any bankruptcy, insolvency or other similar law (which involuntary case or other proceeding remains undismissed and unstayed for 60 days).

        If an Event of Default under the indenture with respect to the Notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to us or any of the Guarantors, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders), but the sole remedy for an Event of Default relating to a failure to comply with the covenant described under "Provision of Financial Information" shall consist exclusively of the right to receive additional special interest on the Notes at an annual rate equal to 0.25% on the outstanding principal amount of the Notes and in accordance with the terms set forth in the indenture. This additional special interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes and will accrue on all outstanding Notes from and including the date on which such Event of Default first occurs to, but not including, the date on which such Event of Default shall have been cured or waived. However, at any time after the declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding Notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the Notes, have been cured or waived as provided in the indenture.

        The indenture also provides that the holders of not less than a majority in principal amount of the outstanding Notes may waive any past default with respect to the Notes and its consequences, except a default:

  •
  in the payment of the principal of or interest on the Notes, unless such default has been cured and we shall have deposited with the trustee all required payments of the principal of and interest on the Notes then due and payable; or

  •
  in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding Note affected thereby.

        The trustee is required to give notice to the holders of the Notes of a default under the indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the Notes of any default with respect to the Notes (except a default in the payment of the principal of or interest on the Notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders. The indenture provides that no holders of the Notes may institute any proceedings, judicial or otherwise, with respect to the indenture or the Notes or for any remedy under the indenture or the Notes, except in the case of failure of the trustee, for 90 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding Notes, as well as an offer of reasonable indemnity. This provision does not prevent, however, any holder of Notes from instituting suit for the enforcement of payment of the principal of and interest on the Notes after the respective due dates thereof.

        Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the Notes then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Notes (or of all Notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, or which may be unduly prejudicial to the holders of the Notes not joining therein.

        Within 120 days after the close of each of our fiscal years, we must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Defeasance

        We may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes and guarantees ("Legal Defeasance").

        Legal Defeasance means that we and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, and to have satisfied all other obligations under such Notes, the guarantees and the indenture, except as to:

  •
  the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust funds referred to below;

  •
  our obligations with respect to such Notes concerning exchange and registration of transfer of Notes, mutilated, destroyed, lost or stolen Notes, issuing temporary Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

  •
  the rights, powers, trust, duties, and immunities of the trustee, and our and the Guarantors' obligations in connection therewith; and

  •
  the Legal Defeasance provisions of the indenture.

        In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors released with respect to certain covenants under the indenture, including certain covenants listed under "—Certain Covenants" above, as described in the indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a default or an Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified herein, however, the remainder of the indenture and such Notes and guarantees will be unaffected by the occurrence of Covenant Defeasance, and the Notes will continue to be deemed "outstanding" for all other purposes under the indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  •
  we must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and special interest, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the redemption date of the Notes, as the case may be, and we must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

  •
  in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel confirming that:

  •
  we have received from, or there has been published by the IRS a ruling, or

  •
  since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

    in either case, to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  •
  in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  •
  no default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

  •
  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we or any Guarantor is a party or by which we or any of them is bound;

  •
  we must deliver to the trustee an officer's certificate stating that the deposit was not made by us or a Guarantor with the intent of preferring the holders of the Notes over their other creditors with the intent of defeating, hindering, delaying or defrauding any of their creditors or others; and

  •
  we must deliver to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the indenture) as to all outstanding Notes when:

  •
  either:

  •
  all of the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

  •
  all Notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or will become due and payable at their stated maturity within one year or (2) are to be called for redemption on a redemption date within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, in the case of clause (1) or (2) above, have irrevocably deposited or caused to be irrevocably deposited with the trustee or the paying agent (other than us or any of our affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity date or redemption date, as the case may be;

    provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we or any Guarantor is a party or to which we or any of them is bound;

  •
  we have paid or caused to be paid all other sums payable by us under the indenture; and

  •
  we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification, Waiver and Meetings

        Modifications and amendments of, and supplements to, the indenture (other than certain modifications, amendments and supplements for administrative purposes or for the benefit of Note holders, in each case as further described below) are permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Notes; provided, however, that no modification or amendment may, without the consent of the holder of each Note affected thereby:

  •
  change the stated maturity of the principal of or any installment of interest on the Notes issued under such indenture, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the Notes, or adversely affect any right of repayment of the holder of the Notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

  •
  reduce the above-stated percentage of outstanding Notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;

  •
  modify or affect in any manner adverse to the holders of the Notes the terms and conditions of our obligations in respect of the payment of principal and interest;

  •
  modify or affect in any manner adverse to the holders of the Notes the terms and conditions of the guarantees of any Guarantor in respect of the Notes; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the Notes.

        Notwithstanding the foregoing, modifications and amendments of, and supplements to, the indenture are permitted to be made by us, the Guarantors and the trustee without the consent of any holder of the Notes for any of the following purposes:

  •
  to evidence a successor to us as obligor or any of the Guarantors as guarantor under the indenture;

  •
  to add to our or any of the Guarantors' covenants for the benefit of the holders of the Notes or to surrender any right or power conferred upon us or any Guarantor in the indenture;

  •
  to add Events of Default for the benefit of the holders of the Notes;

  •
  to amend or supplement any provisions of the indenture, including any provision relating to the transfer and legending of Notes or to the extent necessary to permit or facilitate defeasance and discharge of any series of the Notes; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any Notes then outstanding;

  •
  to secure the Notes;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to provide for rights of holders of the Notes if we consolidate with or merge into any other entity, or if any sale, conveyance, transfer or lease of all or substantially all of our and our Subsidiaries' property, taken as a whole, occurs;

  •
  to cure any ambiguity, defect or inconsistency in the indenture; provided, that the action shall not adversely affect the interests of holders of the Notes in any material respect;

  •
  to provide for the issuance of additional Notes in accordance with the limitations set forth in the indenture;

  •
  to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  •
  to conform the text of the indenture, any guarantee or the Notes to any provision of this "Description of New Notes," as supplemented by the related term sheet, to the extent that such provision in this "Description of New Notes," as supplemented by the related term sheet, was intended to be a verbatim recitation of a provision of the indenture or the Notes; or

  •
  to add additional guarantors for the benefit of holders of the Notes.

        In determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the Notes, the indenture provides that Notes owned by us, any Guarantor or any of our or their respective Subsidiaries or affiliates shall be disregarded.

        The indenture contains provisions for convening meetings of the holders of the Notes. A meeting is permitted to be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding Notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each Note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present is permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding Notes. Any resolution passed or decision taken at any meeting of holders of the Notes duly held in accordance with the indenture will be binding on all holders of the Notes. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting duly reconvened, will be holders holding or representing a majority in principal amount of the outstanding Notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Notes, holders holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum.

        Notwithstanding the foregoing provisions, any action to be taken at a meeting of holders of the Notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding Notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding Notes.

Trustee

        Regions Bank will initially act as the trustee, registrar, exchange agent and paying agent for the New Notes.

        If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture of holders of the Notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

        Regions Bank is an affiliate of a lender under the Facility. As a result, it is subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Personal Liability of Directors, Managers, Officers, Employees, Members, Incorporators, Partners and Stockholders

        No past, present or future director, manager, officer, employee, member, incorporator, partner or stockholder of the Operating Partnership or any Guarantor, as such, will have any liability for any of our obligations or those of any Guarantor under the New Notes, any guarantee or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of New Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry, Delivery and Form

        The New Notes will initially be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of New Notes in certificated form.

Depository Procedures

        The following description of the operations and procedures of DTC and Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it: (1) upon deposit of the Global Notes, DTC will credit the accounts of the designated Participants with portions of the principal amount of the Global Notes; and (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose. Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the New Notes, including the Global Notes, are registered as the owners of the New Notes for the purpose of receiving payments and for all other purposes. Consequently, none of us, the Guarantors, the trustee or any agent of us or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the New Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Subject to compliance with any transfer restrictions applicable to the New Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositories; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount at maturity of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue or change such procedures at any time. None of us, the trustee and any of our or its respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for a Certificated Note if:

  •
  DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depository;

  •
  we, at our option, notify the trustee in writing that we elect to cause the issuance of Certificated Notes; or

  •
  upon request from DTC if there has occurred and is continuing an Event of Default with respect to the Notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures).

Same-Day Settlement and Payment

        We will make payments in respect of the New Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The New Notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds. Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Notices

        Except as otherwise provided in the indenture, notices to holders of the New Notes will be given by mail to the addresses of holders of the New Notes as they appear in the Note register; provided that notices given to holders holding New Notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing Law

        The indenture is, and the New Notes and the related guarantees will be, governed by, and construed in accordance with, the law of the State of New York.

Certain Definitions

        As used in the indenture, the following terms have the respective meanings specified below:

        "Acquired Debt" means Debt of a person:

  (1)
  existing at the time such person is merged or consolidated with or into us or any of our Subsidiaries or becomes a Subsidiary of ours; or

  (2)
  assumed by us or any of our Subsidiaries in connection with the acquisition of assets from such person.

        Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into us or any of our Subsidiaries or becomes a Subsidiary of ours or the date of the related acquisition, as the case may be.

        "Capitalization Rate" means 10.0% for all Government Reimbursed Properties and 7.5% for all Non-Government Reimbursed Properties.

        "Consolidated EBITDA" means, for any period, our and our Subsidiaries' net income (loss) for such period plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

  (1)
  Interest Expense, non-cash stock or option compensation, merger-related expenses and deal costs, transition-related costs and deferred financing fees;

  (2)
  provision for taxes;

  (3)
  gains and losses on sales or other dispositions of Properties;

  (4)
  Property valuation losses and impairment charges;

  (5)
  depreciation and amortization expense;

  (6)
  increases in deferred taxes and other non-cash items;

  (7)
  the effect of any charge resulting from a change in accounting principles in determining net income (loss) for such period;

  (8)
  extraordinary items;

  (9)
  all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed);

  (10)
  non-recurring items or other unusual non-cash items, as determined reasonably and in good faith by us;

  (11)
  noncontrolling interests;

  (12)
  income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; and

  (13)
  amortization of deferred charges,

all determined on a consolidated basis in accordance with GAAP, except to the extent that GAAP is not applicable with respect to the determination of all non-cash and non-recurring items.

        "Debt" as of any date means our or any of our Subsidiaries' indebtedness, whether or not contingent, in respect of (without duplication):

  (1)
  borrowed money evidenced by bonds, notes, debentures or similar instruments;

  (2)
  indebtedness secured by a Lien on any Property or other asset owned by us or any of our Subsidiaries, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by our board of directors) of the Property or other asset subject to such Lien;

  (3)
  the reimbursement obligations in connection with any letters of credit actually issued or amounts representing the unpaid and deferred balance of the purchase price of any Property or other assets or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement; or

  (4)
  any lease of Property or other assets by us or any of our Subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with GAAP,

but excluding Intercompany Debt and all liabilities associated with customary exceptions to non-recourse Debt and only to the extent, in the case of indebtedness described in clauses (1) through (3) above, that any such indebtedness (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with GAAP; provided that "Debt" will exclude any such indebtedness that has been the subject of an "in substance" defeasance in accordance with GAAP. Notwithstanding anything to the contrary in the foregoing, the term "Debt" also includes, to the extent not otherwise included, Acquired Debt and any obligation of ours or any of our Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business, in connection with customary exceptions to non-recourse Debt, for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which we are a party and have assigned our interest (provided that such assignee of ours is not in default of any amounts due and owing under such leases), or guarantees of Debt incurred by us or our Subsidiaries in compliance with the indenture), Debt of another person (other than us or any of our Subsidiaries) (it being understood that Debt shall be deemed to be incurred by us or any of our Subsidiaries whenever we or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

        "Facility Lease" means a lease or sublease (including any master lease) with respect to any Property owned or ground leased by us or any of our Subsidiaries as lessor, to a third-party Tenant, which is a triple-net lease such that such Tenant is required to pay all taxes, utilities, insurance (including casualty insurance), maintenance and other customary expenses with respect to the subject Property (whether in the form of reimbursements, additional rent or otherwise) in addition to the base rental payments required thereunder such that net operating income to us or any of our Subsidiaries for such Property (before non-cash items) at least equals the base rent paid thereunder.

        "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

        "Government Reimbursed Properties" means Healthcare Facilities in respect of which 51% or more of revenues are generated from reimbursements under Medicare, Medicaid and other government programs for payment of services rendered by healthcare providers (e.g., skilled nursing facilities, hospitals, etc.).

        "Healthcare Facility" means any skilled nursing facilities, hospitals, long-term acute care facilities, inpatient rehabilitation facility, medical office buildings, assisted living facilities, independent living facilities or memory care or other personal care facilities and ancillary businesses that are supplemental or incidental to the foregoing.

        "Intercompany Debt" means Debt to which we and one or more of our Subsidiaries are the only parties; provided, however, that with respect to any such Debt of which we are the borrower, such Debt is subordinate in right of payment to the notes.

        "Interest Expense" means, for any period, our and our Subsidiaries' aggregate interest expense for such period, determined on a consolidated basis in accordance with GAAP, but excluding (i) interest reserves funded from the proceeds of any loan, (ii) prepayment penalties, (iii) amortization of deferred financing costs, including debt discounts and (iv) non-cash swap ineffectiveness charges and swap breakage costs.

        "Latest Completed Fiscal Quarter" means, as of any date, the then most recently ended fiscal quarter for which our consolidated financial statements are available.

        "Lien" means (without duplication) any mortgage, deed of trust, deed to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement or other security agreement, excluding any right of set-off but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

        "Non-Government Reimbursed Properties" means Healthcare Facilities that are not Government Reimbursed Properties (e.g., assisted living facilities, independent living facilities, memory care facilities, medical office buildings, etc.).

        "NOI" means, with respect to any Property for the applicable period:

  (1)
  rental payments and other revenues received in cash by us or any of our Subsidiaries (whether in the nature of base rent, minimum rent, percentage rent, additional rent, proceeds of rent loss or business interruption insurance or otherwise, but exclusive of (a) security deposits, earnest money deposits, advance rentals, reserves for capital expenditures, impounds, escrows, charges, expenses or items required to be paid or reimbursed by the Tenant thereunder, except, with respect to any of the foregoing in this clause (a), to the extent applied in satisfaction of any Tenant's obligations for rent, and (b) proceeds from a sale of such Property) pursuant to the Facility Leases applicable to such Property, minus

  (2)
  all expenses paid by us or any of our Subsidiaries and not reimbursed by a person that is not us or any of our Subsidiaries (excluding interest but including an appropriate accrual for property taxes and insurance net of cash reserves therefor held by us or any of our Subsidiaries) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses, depreciation and income taxes of us and our Subsidiaries and any property management fees).

        "Property" as to any person means all of the right, title and interest of such person in and to land, improvements and fixtures.

        "Secured Debt" as of any date means that portion of the aggregate principal amount of all outstanding Debt that is secured by a Lien on any of our or any of our Subsidiaries' Property or other assets.

        "Significant Subsidiary" means each Subsidiary that is a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act), if any, of the Operating Partnership.

        "Stabilized Development Asset" means each new construction or development real property asset owned by us or any of our Subsidiaries if either eight consecutive fiscal quarters has occurred following substantial completion of construction or development of such asset or such asset is at least 90% leased, whichever shall occur first.

        "Subsidiary" means a corporation, partnership, association, joint venture, trust, limited liability company or other business entity which is required to be consolidated with us in accordance with GAAP.

        "Tenant" means any person who is a lessee with respect to any lease held by us or any of our Subsidiaries as lessor or as an assignee of the lessor thereunder.

        "Total Assets" as of any date means the sum (without duplication) of the following:

  (1)
  for all Properties (except for the Properties described in clause (3) of this definition) owned or ground leased by us or any of our Subsidiaries for all of the four consecutive fiscal quarter period ending with the Latest Completed Fiscal Quarter, an amount equal to (a) the NOI derived from each such Property for the Latest Completed Fiscal Quarter multiplied by four, divided by (b) the Capitalization Rate for each such Property;

  (2)
  for all Properties (except for the Properties described in clause (3) of this definition) acquired during the four consecutive fiscal quarter period ending with the Latest Completed Fiscal Quarter, the acquisition price paid for each such Property, plus an amount equal to the cost of any capital improvements made to each such Property since the date of its acquisition;

  (3)
  (a) for all real property assets owned by us or any of our Subsidiaries that are under construction or development (other than Properties under renovation) or that are newly constructed or developed but are not yet Stabilized Development Assets, the undepreciated GAAP book value of our or any of our Subsidiaries' interest in such assets and (b) for our or any of our Subsidiaries' interest in unimproved land holdings, the GAAP book value of such assets; and

  (4)
  for all of our and our Subsidiaries' other assets (excluding accounts (but not notes) receivables, non-real estate intangibles and the assets referred to in clauses (1), (2) and (3) of this definition), the GAAP book value of such assets.

        "Unencumbered Total Asset Value" as of any date means the sum (without duplication) of the following:

  (1)
  for all Properties (except for (i) the Properties described in clause (3) of this definition and (ii) Properties that are subject to any Lien that secures Debt) owned or ground leased by us or any of our Subsidiaries for all of the four consecutive fiscal quarter period ending with the Latest Completed Fiscal Quarter, an amount equal to (a) the NOI derived from each such Property for the Latest Completed Fiscal Quarter multiplied by four, divided by (b) the Capitalization Rate for each such Property;

  (2)
  for all Properties (except for (i) the Properties described in clause (3) of this definition and (ii) Properties that are subject to any Lien that secures Debt) acquired during the four consecutive fiscal quarter period ending with the Latest Completed Fiscal Quarter, the acquisition price paid for each such Property, plus an amount equal to the cost of any capital improvements made to each such Property since the date of its acquisition;

  (3)
  (a) for all real property assets owned by us or any of our Subsidiaries that are under construction or development (other than Properties under renovation) or that are newly constructed or developed but are not yet Stabilized Development Assets (except, in each case, for real property assets that are subject to any Lien that secures Debt), the undepreciated GAAP book value of our or any of our Subsidiaries' interest in such assets and (b) for our or any of our Subsidiaries' interest in unimproved land holdings (except for unimproved land holdings that are subject to any Lien that secures Debt), the GAAP book value of such assets; and

  (4)
  for all of our and our Subsidiaries' other assets (excluding accounts (but not notes) receivables, non-real estate intangibles, the assets referred to in clauses (1), (2) and (3) of this definition and assets that are subject to any Lien that secures Debt), the GAAP book value of such assets, provided, however, that, in determining Unencumbered Total Asset Value for purposes of the covenant set forth above in "—Certain Covenants—Maintenance of Unencumbered Total Asset Value," all investments by us and any of our Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities accounted for financial reporting purposes using the equity method of accounting in accordance with GAAP shall be excluded from Unencumbered Total Asset Value.

        "Unsecured Debt" as of any date means that portion of the aggregate principal amount of all outstanding Debt that is not Secured Debt.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discusses certain United States federal income tax considerations applicable to U.S. Holders and Non-U.S. Holders (each as defined below) with respect to (i) the exchange of Old Notes for New Notes pursuant to this exchange offer and (ii) the ownership and disposition of the New Notes acquired in this exchange offer, but does not purport to be a complete analysis of all the potential tax considerations. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of Old Notes or New Notes in light of its particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (such as estate and gift taxation).

        This discussion:

  •
  is limited to the United States federal income tax considerations relevant to U.S. Holders and Non-U.S. Holders that purchased Old Notes in the initial offering at their original "issue price" (that is, the first price at which a substantial amount of the Old Notes were sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and that will hold the New Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") (generally, property held for investment);

  •
  does not address any tax considerations relevant to subsequent purchasers of New Notes;

  •
  is based on the Code, U.S. Department of the Treasury (the "Treasury") regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published opinions of the Internal Revenue Service (the "IRS"), all as of the date hereof (such authorities are subject to change or different interpretations, possibly with retroactive effect, and any such change could affect the accuracy of the statements and the conclusions set forth herein);

  •
  does not apply to holders subject to special rules under United States federal income tax laws (including, but not limited to, banks and other financial institutions, insurance companies, persons who elect to apply a mark-to-market method of accounting, persons liable for the alternative minimum tax, "personal holding companies," "controlled foreign corporations," "passive foreign investment companies," individual retirement and other tax deferred accounts, dealers or traders in securities or currencies, tax-exempt organizations, regulated investment companies, REITs, U.S. Holders whose "functional currency" is not the United States dollar, United States expatriates, partnerships and other entities or arrangements treated as partnerships for United States federal income tax purposes and other pass-through entities (or investors therein) and persons holding Notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction);

  •
  does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and any state, local or foreign tax consequences, nor does it address any United States federal tax considerations other than those pertaining to the income tax; and

  •
  is for general information only and does not purport to address all aspects of United States federal income taxation that may be relevant to particular holders in light of their particular circumstances.

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for United States federal income tax purposes) holds a Note, the tax treatment of a person treated as a partner in such partnership will generally depend on the status of the partner and activities of the partnership. Holders that for United States federal income tax purposes are treated as a partnership or a partner in such partnership should consult their own tax advisors regarding the United States federal income tax consequences to them of owning and disposing of the Notes.

        This discussion is for general information only and is not intended to constitute a complete description of all tax consequences of the ownership and disposition of the Notes. Prospective investors should consult their own tax advisors concerning the tax consequences to them of the ownership and disposition of the Notes in light of their particular circumstances.

        The term "U.S. Holder" means a beneficial owner of a Note that is for United States federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including for this purpose any other entity that is treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income tax regardless of its source; or

  •
  a trust, (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The term "Non-U.S. Holder" means a beneficial owner of a Note that is neither a U.S. Holder nor a partnership for United States federal income tax purposes.

Tax Characterization of New Notes

        The terms of the New Notes provide for, in certain circumstances, payments by us to holders in excess of stated interest or principal or prior to their scheduled payment dates. The possibility of such payments may implicate special rules under the Treasury regulations governing "contingent payment debt instruments."

        According to those Treasury regulations, the possibility that certain payments in excess of stated interest or principal, or prior to their scheduled payment dates, will be made will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts, if there is only a remote chance as of the date the Old Notes for which the New Notes are exchanged were issued that such payments will be made. We intend to take the position that the likelihood that we will pay such excess or accelerated amounts is remote within the meaning of the applicable Treasury regulations. The remainder of this discussion assumes that this position will be respected. Our position that these contingencies are remote is binding on a holder, unless the holder discloses its contrary position to the IRS in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required, among other things, to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest and (2) treat as ordinary income, rather than capital gain, any income realized on the sale, exchange, retirement, redemption or other taxable disposition of a New Note. In the event a contingency described above occurs, it would affect the amount, timing and character of the income or loss recognized by a holder.

U.S. Holders

Exchange Offer

        The exchange of Old Notes for New Notes pursuant to the exchange offer should not constitute a significant modification of the terms of the Old Notes and thus should not constitute a taxable exchange for U.S. Holders. Consequently, a U.S. Holder should not recognize gain or loss on the exchange of Old Notes for New Notes pursuant to the exchange offer, the holding period of the New Notes should include the holding period of the Old Notes surrendered in exchange therefor and the U.S. Holder's adjusted tax basis in the New Notes should be the same as its adjusted tax basis in the New Notes surrendered in exchange therefor immediately before the exchange.

Interest

        Stated interest on a Note generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued in accordance with the U.S. Holder's regular method of tax accounting.

Sale or Other Taxable Disposition

        A U.S. Holder generally will recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of a New Note in an amount equal to the difference, if any, between (1) the sum of the cash and the fair market value of any other property received on such disposition (except to the extent of any amounts properly attributable to accrued and unpaid interest, which amounts generally will be taxable to a U.S. Holder as interest income as described above under "—Interest") and (2) the U.S. Holder's adjusted tax basis in the New Note. A U.S. Holder's adjusted tax basis in a New Note generally will be equal to the amount that such U.S. Holder paid for that New Note. Any gain or loss recognized on a sale or other taxable disposition of a New Note will generally be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. Holder has held the New Note for a period of more than one year, including any holding period of the Old Note for which it is exchanged. The deductibility of capital losses against ordinary income is subject to limitations.

Information Reporting and Backup Withholding

        Information reporting generally will apply to payments of interest on the New Notes and to the proceeds of a sale or other taxable disposition of a New Note paid to a U.S. Holder unless the U.S. Holder is an exempt recipient. United States federal backup withholding (currently, at a rate of 28%) will apply to such payments if the U.S. Holder fails to provide us or the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder's correct taxpayer identification number and certifying that such U.S. Holder is not subject to backup withholding or otherwise establish an exemption from backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability, if any, and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Exchange Offer

        As discussed above with respect to U.S. Holders, the exchange of Old Notes for New Notes pursuant to the exchange offer should not be a taxable event for a Non-U.S. Holder. Consequently, a

Non-U.S. Holder exchanging Old Notes for New Notes pursuant to the exchange offer should be treated similarly to a U.S. Holder as described under "—U.S. Holders—Exchange Offer."

Interest

        Subject to the discussion below under "—FATCA" and "—Information Reporting and Backup Withholding," payments of interest on the New Notes to a Non-U.S. Holder generally will not be subject to United States federal withholding tax under the "portfolio interest exemption," provided that:

  •
  such payments are not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, are not attributable to a permanent establishment of the Non-U.S. Holder in the United States);

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the capital or profits interest in us;

  •
  the Non-U.S. Holder is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code;

  •
  the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

  •
  either (1) the beneficial owner of the New Notes provides us or the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a "U.S. person" (as defined in the Code) and providing its name and address or (2) a financial institution that holds the New Notes on behalf of the beneficial owner certifies to us or the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, from the beneficial owner and provides us with a copy thereof.

        If a Non-U.S. Holder does not qualify for the "portfolio interest exemption" described in the preceding paragraph, payments of interest on the New Notes to such Non-U.S. Holder generally will be subject to United States federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), unless such interest is effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of such Non-U.S. Holder in the United States) and such Non-U.S. Holder provides us or the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

        Interest paid to a Non-U.S. Holder that is effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States) generally is not subject to United States federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to United States federal income taxation on a net income basis at the graduated United States federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. In addition, a Non-U.S. Holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale or Other Taxable Disposition

        Subject to the discussion below under "—Information Reporting and Backup Withholding" and "—FATCA," except with respect to accrued and unpaid interest, which will be treated as described above under "—Non-U.S. Holders—Interest," a Non-U.S. Holder generally will not be subject to United States federal income tax or United States federal withholding tax on any gain realized by such Non-U.S. Holder upon the sale, exchange, retirement, redemption or other taxable disposition of a New Note unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States); or

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of such sale or other taxable disposition and certain other requirements are met.

        Gain described in the first bullet point above generally will be subject to United States federal income tax on a net income basis at the graduated United States federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. In addition, a Non-U.S. Holder that is a corporation may be subject to an additional "branch profits tax" at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

        Gain described in the second bullet point above will be subject to United States federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by certain United States source capital losses, if any, of the Non-U.S. Holder.

Information Reporting and Backup Withholding

        Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to such Non-U.S. Holder and the amount of tax, if any, withheld with respect to such payments. This information may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.

        United States backup withholding (currently at a rate of 28%) generally will not apply to payments of interest on the Notes to a Non-U.S. Holder if the Non-U.S. Holder provides us or the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, or otherwise establishes an exemption.

        Under Treasury regulations, the payment of proceeds from the disposition of a New Note by a Non-U.S. Holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder provides a properly executed IRS Form W-BEN or W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such Non-U.S. Holder's non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of a New Note by a Non-U.S. Holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such Non-U.S. Holder's non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the Non-U.S. Holder is a U.S. person.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability, if any, and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

        Under Sections 1471 through 1474 of the Code and Treasury regulations thereunder (commonly known as "FATCA"), United States federal withholding tax at a rate of 30% will apply to payments of interest on and, beginning after December 31, 2018, to gross proceeds from the sale or other disposition of, a New Note paid to:

  •
  a "foreign financial institution" (as defined for this purpose) unless such institution is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, enters into an agreement with the United States government to collect and provide to the United States tax authorities information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or meets other exemptions; or

  •
  a foreign entity that is not a financial institution, unless such entity is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, provides the withholding agent with a certification identifying any substantial United States owners of the entity (as defined for this purpose) or meets other exemptions.

        Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution may under certain circumstances be eligible for a refund or credit of any amounts withheld by filing certain information with the IRS. Prospective investors should consult their own tax advisors regarding the effects of FATCA on their investment in the New Notes.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We and the guarantors have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                                    , 2017, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of the Old Notes directly from us:

  •
  may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        We and the guarantors have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Old Notes in the event we are required to file and cause to become effective a shelf registration statement covering resales of the Old Notes), other than commissions or concessions of any broker-dealers, and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the New Notes and the related guarantees offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York.

EXPERTS

CCP Financial Statements

        The combined consolidated financial statements for Care Capital Properties, Inc. and its subsidiaries and predecessors as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015 and related schedules have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to the combined consolidated financial statements representing a combination of entities under common control of Ventas, Inc. which have been "carved out" of Ventas, Inc.'s consolidated financial statements and reflect significant assumptions and allocations of certain operating expenses from Ventas, Inc. and these costs may not be reflective of the actual costs which would have been incurred had the predecessors, operated as an independent, stand-alone entity separate from Ventas, Inc.

American Realty Capital Healthcare Trust Post-Acute Portfolio Financial Statements

        The combined statement of revenue and certain expenses of American Realty Capital Healthcare Trust Post-Acute Portfolio for the year ended December 31, 2014 has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to the presentation of the combined statement of revenue and certain expenses for the purpose of complying with the rules and regulations of the SEC and that the combined statement is not intended to be a complete presentation of the American Realty Capital Healthcare Trust Post-Acute Portfolio's revenue and expenses.

Combined Financial Statements of Acquired Skilled Nursing Portfolio

        The combined statement of revenue of Acquired Skilled Nursing Portfolio for the year ended December 31, 2014 has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to the presentation of the combined statement of revenue for the purpose of complying with the rules and regulations of the SEC and that the combined statement is not intended to be a complete presentation of the Acquired Skilled Nursing Portfolio's revenue.

Senior Care Centers, LLC Financial Statements

        The consolidated balance sheets of Senior Care Centers, LLC as of December 31, 2015 and 2014, and the related consolidated statements of operations, members' equity and cash flows for each of the fiscal years ended December 31, 2015, 2014 and 2013, have been incorporated by reference herein and have been audited by BKD LLP, independent auditors, as stated in their report.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We have "incorporated by reference" into this prospectus certain information described below. This means that we are disclosing important business, financial and other information by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and all references to this prospectus are meant to include references to the incorporated information as if it were physically included herein, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated by reference herein. The following documents previously filed by CCP with the SEC are incorporated by reference in this prospectus:

  •
  the Annual Report on Form 10-K for the year ended December 31, 2015 filed by CCP with the SEC on March 10, 2016;

  •
  the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016 filed by CCP with the SEC on May 6, 2016, for the quarter ended June 30, 2016 filed by CCP with the SEC on August 11, 2016, and for the quarter ended September 30, 2016 filed by CCP with the SEC on November 10, 2016;

  •
  the Current Reports on Form 8-K filed by CCP with the SEC on February 2, 2016, March 10, 2016 (Item 8.01 only), May 11, 2016, May 18, 2016, July 6, 2016, July 8, 2016, July 15, 2016, July 29, 2016, September 7, 2016, September 27, 2016, December 7, 2016, and December 20, 2016; and

  •
  the Combined Financial Statements of American Realty Capital Healthcare Trust Post-Acute Portfolio and the Combined Financial Statements of Acquired Skilled Nursing Portfolio included in Exhibit 99.1 to the Current Report on Form 8-K filed by CCP with the SEC on August 5, 2015 (pages F-55 to F-61 only).

        We also incorporate by reference all documents CCP files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial filing of the registration statement of which this prospectus is a part and prior to the termination of the exchange offer, except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules.

        Copies of all documents incorporated by reference in this prospectus are available in the Investors section of our website, which is located at www.carecapitalproperties.com, as well as on the SEC's internet site at www.sec.gov. Other than the specified information above, the information and other content contained on or linked from our internet website are not part of this prospectus. The documents may also be obtained from us, at no charge, by contacting us at Care Capital Properties, Inc., 191 North Wacker Drive, Suite 1200, Chicago, Illinois 60606, Attention: Investor Relations, telephone (312) 881-4700.

WHERE YOU CAN FIND MORE INFORMATION

        CCP files annual, quarterly and current reports and other information with the SEC. You may read and copy any document that CCP files with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. CCP's SEC filings are also available to the public at the SEC's website at www.sec.gov. These documents may also be accessed on our website at www.carecapitalproperties.com. We are not incorporating by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

Care Capital Properties, LP

OFFER TO EXCHANGE

$500,000,000 aggregate principal amount of its 5.125% Senior Notes due 2026 that have been registered under the Securities Act of 1933
for any and all of its outstanding
5.125% Senior Notes due 2026

        Until                    , 2017, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PROSPECTUS

                        , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Care Capital Properties, Inc.

        The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors' fiduciary duties as directors, and our Certificate of Incorporation includes such an exculpation provision. Our Certificate of Incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of current and former directors or officers for monetary damages for actions taken as a director or officer of CCP, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation provides that we may advance expenses incurred by our current and former directors and officers, subject to the receipt of an undertaking by or on behalf of the indemnified party to repay the advances unless it is ultimately determined that such indemnified party is not entitled to be indemnified. Our Certificate of Incorporation expressly authorizes us to carry directors' and officers' insurance to protect CCP, our current and former directors and officers and certain of our employees for some liabilities.

        The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director's duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, a stockholder's investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any CCP directors, officers or employees for which indemnification is sought.

Care Capital Properties, LP

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions in its partnership agreement, if any, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        Section 8(a) of the Second Amended and Restated Limited Partnership Agreement of Care Capital Properties, LP (the "Partnership Agreement") provides that the General Partner and its officers, directors, shareholders, partners, members, managers, employees, trustees and agents shall not be liable to any other partner or the Operating Partnership for honest mistakes of judgment, or for action or inaction taken in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Operating Partnership, or for losses, damages or claims due to such mistakes, action or inaction, or for the negligence, dishonesty or bad faith of any employee, broker or other agent of the Operating Partnership, unless a court of competent jurisdiction has made a final determination that such employee, broker or agent was not selected, engaged or retained and supervised with reasonable care. Section 8(a) of the Partnership Agreement also permits the General Partner and its officers, directors, shareholders, partners, members, managers, employees, trustees and agents to consult with counsel and accountants in respect of the Operating Partnership's affairs and fully protects and justifies such persons in any action or inaction that such persons take in reliance in good faith upon the advice or opinion of such counsel or accountants as to matters such persons reasonably believe to be within such counsel's or accountant's professional or expert competence.

        Section 8(a) of the Partnership Agreement does not relieve (or attempt to relieve) any person of any liability by reason of such person's gross negligence or willful misconduct or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law. Section 8(a) of the Partnership Agreement should be construed so as to effectuate its provisions to the fullest extent permitted by law.

        Section 8(a) of the Partnership Agreement also provides that the Operating Partnership shall indemnify any person who was or is a party (other than as a plaintiff), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Operating Partnership), whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a partner, officer or employee of the Operating Partnership, is or was an officer, director, shareholder, partner, member, manager, employee, trustee or agent of the General Partner, or is or was serving at the request of the Operating Partnership as a director, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other entity, against expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Operating Partnership and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Operating Partnership and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the person's conduct was unlawful.

        Section 8(a) of the Partnership Agreement provides that any indemnity provided by the Operating Partnership will be provided out of and to the extent of the Operating Partnership's assets only, and the General Partner shall have no personal liability on account thereof.

Care Capital Properties GP, LLC

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions in its limited liability company agreement, if any, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Section 12(a) of the Second Amended and Restated Limited Liability Company Agreement of Care Capital Properties GP, LLC (the "LLC Agreement") provides that CCP and all officers, directors, shareholders, partners, members, managers, employees, trustees and agents of CCP and the General Partner shall not be liable to CCP or the General Partner for honest mistakes of judgment, or for action or inaction taken in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the General Partner, or for losses, damages or claims due to such mistakes, action or inaction, or for the negligence, dishonesty or bad faith of any employee, broker or other agent of the General Partner, unless a court of competent jurisdiction has made a final determination that such employee, broker or agent was not selected, engaged or retained and supervised with reasonable care. Section 12(a) of the LLC Agreement also permits CCP and all officers, directors, shareholders, partners, members, managers, employees, trustees and agents of CCP and the General Partner to consult with counsel and accountants in respect of the General Partner's affairs and fully protects and justifies such persons in any action or inaction that such persons take in reliance in good faith upon the advice or opinion of such counsel or accountants as to matters such persons reasonably believe to be within such counsel's or accountant's professional or expert competence.

        Section 12(a) of the LLC Agreement does not relieve (or attempt to relieve) any person of any liability by reason of such person's gross negligence or willful misconduct or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law. Section 12(a) of the LLC Agreement should be construed so as to effectuate its provisions to the fullest extent permitted by law.

        Section 12(b) of the LLC Agreement provides that the General Partner shall indemnify any person who was or is a party (other than as a plaintiff), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the General Partner), whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a member, manager, officer or employee of the General Partner, is or was an officer, director, shareholder, partner, member, manager, employee, trustee or agent of CCP, or is or was serving at the request of the General Partner, CCP or any officer of the General Partner, as a director, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other entity, against expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the General Partner and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the General Partner and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the person's conduct was unlawful.

        Section 12(b) of the LLC Agreement provides that any indemnity provided by the General Partner will be provided out of and to the extent of the General Partner's assets only, and CCP shall have no personal liability on account thereof.

Registration Rights Agreement

        The Registration Rights Agreement, dated as of July 14, 2016, by and among CCP, the Operating Partnership, the General Partner and the initial purchasers named therein, filed as Exhibit 4.2 hereto and incorporated by reference herein, provides for indemnification of our directors and officers by the holders named therein against certain liabilities.

Purchase Agreement

        The Purchase Agreement, dated as of July 7, 2016, by and among CCP, the Operating Partnership, the General Partner and the initial purchasers named therein, incorporated by reference herein, provides for indemnification of our directors and officers by the initial purchasers party thereto against certain liabilities.

Item 21.    Exhibits and Financial Statement Schedules.

(a)    Exhibits

See the Exhibit Index beginning on page II-8.

(b)    Financial Statement Schedules

The required schedules are included with the financial statements incorporated by reference into the prospectus.

Item 22.    Undertakings.

        (a)   The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (3)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (6)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (b)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 23rd day of December, 2016.

CARE CAPITAL PROPERTIES, LP
By:	CARE CAPITAL PROPERTIES GP, LLC, its General Partner
By:	/s/ RAYMOND J. LEWIS
	Name:	Raymond J. Lewis
	Title:	President
CARE CAPITAL PROPERTIES, INC.
By:	/s/ RAYMOND J. LEWIS
	Name:	Raymond J. Lewis
	Title:	Chief Executive Officer
CARE CAPITAL PROPERTIES GP, LLC
By:	/s/ RAYMOND J. LEWIS
	Name:	Raymond J. Lewis
	Title:	President

        Each person whose signature appears below constitutes and appoints Raymond J. Lewis and Kristen M. Benson, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAYMOND J. LEWIS Raymond J. Lewis	Chief Executive Officer & Director (Principal Executive Officer) of Care Capital Properties, Inc. and President (Principal Executive Officer) of Care Capital Properties GP, LLC	December 23, 2016
/s/ LORI B. WITTMAN Lori B. Wittman
	Executive Vice President & Chief Financial Officer (Principal Financial Officer) of Care Capital Properties, Inc. and Vice President and Treasurer (Principal Financial and Accounting Officer) of Care Capital Properties GP, LLC	December 23, 2016
/s/ ANNA N. FITZGERALD Anna N. Fitzgerald	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer) of Care Capital Properties, Inc.	December 23, 2016
/s/ DOUGLAS CROCKER II Douglas Crocker II	Director of Care Capital Properties, Inc.	December 23, 2016
/s/ JOHN S. GATES, JR. John S. Gates, Jr.	Director of Care Capital Properties, Inc.	December 23, 2016
/s/ RONALD G. GEARY Ronald G. Geary	Director of Care Capital Properties, Inc.	December 23, 2016
/s/ JEFFREY A. MALEHORN Jeffrey A. Malehorn	Director of Care Capital Properties, Inc.	December 23, 2016
/s/ DALE A. REISS Dale A. Reiss	Director of Care Capital Properties, Inc.	December 23, 2016
/s/ JOHN L. WORKMAN John L. Workman	Director of Care Capital Properties, Inc.	December 23, 2016

EXHIBIT INDEX

Exhibit Number	Description of Document	Location of Document
3.1	Amended and Restated Certificate of Incorporation of Care Capital Properties, Inc.	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on August 21, 2015.
3.2	Amended and Restated Bylaws of Care Capital Properties, Inc.	Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on August 21, 2015.
3.3	Certificate of Limited Partnership of Care Capital Properties, LP	Filed herewith.
3.4	Second Amended and Restated Limited Partnership Agreement of Care Capital Properties, LP	Incorporated by reference to Exhibit 10.1 to our Annual Report on Form 10-K filed on March 10, 2016.
3.5	Certificate of Formation of Care Capital Properties GP, LLC	Filed herewith.
3.6	Second Amended and Restated Limited Liability Company Agreement of Care Capital Properties GP, LLC	Filed herewith.
4.1	Indenture, dated as of July 14, 2016, by and among Care Capital Properties, LP, as Issuer, Care Capital Properties, Inc. and Care Capital Properties GP, LLC as Guarantors and Regions Bank, as Trustee.	Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on July 15, 2016.
4.2
	Registration Rights Agreement, dated as of July 14, 2016, by and among Care Capital Properties, LP, as Care Capital Properties, Inc., Care Capital Properties GP, LLC and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Citigroup Global Markets, Inc.	Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed on July 15, 2016.
5.1	Opinion of Sidley Austin LLP as to the legality of the securities being offered.	Filed herewith.
8.1	Opinion of Sidley Austin LLP regarding certain tax matters.	Filed herewith.
12.1	Computation of Ratio of Earnings to Fixed Charges for the Year Ended December 31, 2015.	Incorporated by reference to Exhibit 12.1 to our Registration Statement on Form S-3 (File No. 333-213616).
12.2	Computation of Ratio of Earnings to Fixed Charges for the Nine Months Ended September 30, 2016.	Incorporated by reference to Exhibit 12.1 to our Quarterly Report on Form 10-Q, filed on November 10, 2016.
23.1	Consent of KPMG LLP.	Filed herewith.

Exhibit Number	Description of Document	Location of Document
23.2	Consent of BKD, LLP.	Filed herewith.
23.3	Consent of Sidley Austin LLP (included as part of its opinions filed as Exhibit 5.1 and 8.1 hereto).	Filed herewith.
24.1	Powers of Attorney (included in the signature pages of this registration statement).	Filed herewith.
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture referenced in Exhibit 4.1.	Filed herewith.
99.1	Form of Letter of Transmittal.	To be filed by amendment.
99.2	Form of Letter to Clients.	To be filed by amendment.
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.	To be filed by amendment.
99.4
	Consolidated balance sheets of Senior Care Centers, LLC as of September 30, 2016 and 2015, and the related consolidated statements of operations and cash flows for the three and nine months ended September 30, 2016 and 2015.	Filed herewith.